Exhibit 4.2

EXECUTION COPY

SINA CORPORATION

and

THE BANK OF NEW YORK,

as Trustee

________________________

INDENTURE

Dated as of July 7, 2003

________________________

Zero Coupon Convertible Subordinated Notes Due July 15, 2023

CROSS-REFERENCE TABLE

Trust Indenture	Indenture
Act Section	Section

310 (a)(1)	8.10
(a)(2)	8.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	N.A.
(b)	8.08; 8.10
(c)	N.A.
311 (a)	8.11
(b)	8.11
(c)	N.A.
312 (a)	2.05
(b)	13.03
(c)	13.03
313 (a)	8.06
(b)(1)	N.A.
(b)(2)	8.06
(c)	8.06
(d)	8.06
314 (a)	5.02; 5.03
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.

Trust Indenture	Indenture
Act Section	Section

315 (a)	8.01(b)
(b)	8.05
(c)	8.01(a)
(d)	8.01(c)
(e)	7.11
316 (a) (last sentence)	2.09
(a) (1)(A)	7.05
(a) (1)(B)	7.04
(a) (2)	N.A.
(b)	7.07
(c)	N.A.
317 (a)(1)	7.08
(a)(2)	7.09
(b)	2.04
318 (a)	13.01

N.	A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

     NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

     INDENTURE dated July 7, 2003, between SINA CORPORATION, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), The Bank of New York, as trustee (in such capacity, together with any co-trustee, agent or successor, as the case may be, the “Trustee”), registrar and principal paying, transfer and conversion agent.

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company’s Zero Coupon Convertible Subordinated Notes Due July 15, 2023.

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01. Definitions

     “Affiliate” means any person, directly or indirectly, controlling or controlled by or under direct or indirect common control with the Company. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Agent” means any Registrar, Paying Agent, Conversion Agent, New York Presenting Agent or Co-Registrar.

     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or, beneficial interest therein, the rules and procedures of the Depositary that are applicable to such transfer or transaction and as in effect from time to time.

     “Associated Operating Companies” means Beijing SINA Internet Info. Service Co. Ltd., Beijing Star-Village.com Cultural Development Co. Ltd., Guagzhou Media Message Technologies, Inc., and Guangdong SINA Internet Info. Service Co. Ltd.

     “Board of Directors” or “Board” means the Board of Directors of the Company or any duly authorized committee of the Board.

     “Business Day” means any day that is not a Legal Holiday.

     “Certificated Security” means a Security that is in substantially the form attached hereto as EXHIBIT A and that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

     “Company” means the party named as such above until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

     “Corporate Trust Office” means the principal office of the Trustee at 101 Barclay Street, 21 West, New York, NY 10286, Attention: Corporate Trust Department (SINA Corporation, Zero Coupon Convertible Subordinated Notes due July 15, 2023), or such other office, designated by the Trustee by written notice to the Company and approved by the Company, at which at any particular time its corporate trust business shall be administered.

     “Default” means any event that is, or after notice or passage of time would be, an Event of Default.

     “Global Security” means a one or more notes in global form that are in substantially the form attached hereto as EXHIBIT A and that include the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee or in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

     “Holder” or “Securityholder” means the person in whose name a Security is registered on the Registrar’s books.

     “Indenture” means this Indenture, as amended or supplemented from time to time.

     “Initial Purchasers’ Option” means the option granted by the Company to the Initial Purchasers to purchase up to $20,000,000 aggregate principal amount of additional Securities pursuant to the Purchase Agreement.

     “Officer” means the Chairman, the President, Vice President, Secretary, General Counsel or the Chief Financial Officer of the Company.

     “Officers’ Certificate” means a certificate signed by two Officers. See Sections 13.04 and 13.05.

     “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or other counsel reasonably acceptable to the Trustee. See Sections 13.04 and 13.05.

     “Ordinary Shares” shall mean the Company’s ordinary shares, $0.133 par value per share, as they exist on the date of this Indenture or any other capital stock of the Company into which such Ordinary Shares shall be reclassified or changed.

     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof and, for purposes of Article 4, shall have the additional meaning set forth in Section 4.04(c).

     “Purchase Agreement” means the Purchase Agreement, dated June 30, 2003, among the Company, Credit Suisse First Boston LLC and CITIC Capital Markets Ltd. (the “Initial Purchasers”).

     “Record Date,” has the meaning set forth in the applicable Section.

     “Restricted Certificated Security” means a Certificated Security which is a Transfer Restricted Security.

     “Restricted Global Security” means a Global Security that is a Transfer Restricted Security.

     “Rule 144” means Rule 144 under the Securities Act or any successor to such Rule.

     “SEC” means the Securities and Exchange Commission.

     “Security” or “Securities” means the Company’s Zero Coupon Convertible subordinated Notes Due July 15, 2003.

     “Securities Act” means the Securities Act of 1933, as amended.

     “Securities Custodian” means The Bank of New York, as custodian with respect to the Securities in global form, or any successor entity thereto.

     “Subsidiary” means a corporation, a majority of the voting stock of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more other Subsidiaries.

     “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

     “Trading Day” means any day during which trading in securities generally occurs on The NASDAQ National Market (or, if the Ordinary Shares are not quoted on The NASDAQ National Market, on the principal other market on which the Ordinary Shares are then traded), other than a day on which a material suspension of or limitation on trading is imposed that affects either The NASDAQ National Market (or, if applicable, such other market) in its entirety or only the Ordinary Shares (by reason of movements in price exceeding limits permitted by the relevant market on which the shares are traded or otherwise) or on which The NASDAQ National Market (or, if applicable, such other market) cannot clear the transfer of the Company’s shares due to an event beyond the Company’s control.

     “Trust Officer” means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     “Trustee” means the party named as such above until a successor replaces it pursuant to the applicable provisions hereof and thereafter means the successor.

     “Unrestricted Global Security” means a Global Security that is not a Transfer Restricted Security.

     Section 1.02. Other Definitions

Term	Defined in Section

“Additional Amounts”	5.08
“Agent Members”	2.01
“Bankruptcy Law”	7.01
“Capital Stock”	4.05	(a)
“Company Notice”	4.01	(c)
“Conversion Agent”	2.03
“Conversion Date”	11.01
“Conversion Notice”	11.02
“Conversion Obligation”	11.02
“Conversion Price”	11.01
“Conversion Rate”	11.01	(c)
“Conversion Retraction Period”	11.02
“Conversion Value	11.01	(c)
“Current Market Price”	11.11
“Custodian”	7.01
“Depositary”	2.01	(a)
“DTC”	2.01	(a)
“Event of Default”	7.01
“Exchange Act”	4.05	(b)
“Expiration Time”	11.10
“Final Surrender Date”	4.04
“Change of Control”	4.05	(b)
“Change of Control Company Notice”	4.03
“Change of Control Purchase Date”	4.04	(a)
“Change of Control Purchase Price”	4.02
“Legal Holiday”	13.07

Term	Defined in Section

“New York Presenting Agent”	2.03
“Partial Cash Amount”	11.02	(3)
“Paying Agent”	2.03
“Purchase Date”	4.01	(a)
“Purchase Notice”	4.01
“Purchase Price”	4.01
“Purchased Shares”	11.10
“QIB”	2.01	(a)
“Registrar”	2.03
“Registration Default”	5.08
“Registration Default Interest”	5.01
“Registration Rights Agreement”	2.06
“Representative”	12.02
“Sale Price”	11.01	(a)
“Senior Indebtedness”	12.02
“Settlement Notice Period”	11.02
“Shelf Registration Statement”	5.08
“Trading Price”	11.01
“Transfer Certificate”	2.14	(f)
“Transfer Restricted Securities”	2.14	(f)
“U.S. Government Obligations”	9.01
“Volume Weighted Average Price”	11.02
“Voting Shares”	4.05	(d)

     Whenever the definition contained in such section limits its application to the term as used in specific sections, the foregoing shall not be deemed to expand the application of such definition to the term as used in any section other than such specific sections.

     Section 1.03. Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     “Commission” means the SEC.

     “Indenture Securities” means the Securities.

     “Indenture Security Holder” means a Securityholder.

     “Indenture to be Qualified” means this Indenture.

     “Indenture Trustee” or “Institutional Trustee” means the Trustee.

     “Obligor” on the indenture securities means the Company or any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

     Section 1.04. Rules of Construction

     Unless the context otherwise requires:

     (a)  a term has the meaning assigned to it;

     (b)  an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

     (c)  “or” is not exclusive;

     (d)  words in the singular include the plural, and words in the plural include the singular; and

     (e)  provisions apply to successive events and transactions.

ARTICLE 2
THE SECURITIES

     Section 2.01. Form and Dating.

     The Securities and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially in the form set forth in EXHIBIT A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notations, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The Securities are being offered and sold by the Company pursuant to the Purchase Agreement in a transaction exempt from, or not subject to, the registration requirements of the Securities Act.

     (a)  Restricted Global Securities. Securities offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, “QIBs” or individually, each a “QIB”) in reliance on Rule 144A under the Securities Act or outside the United States in an offshore transaction in accordance with Regulation S under the Securities Act shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co. or shall remain in the custody of the Trustee pursuant to the Fast Balance Certificate Agreement between DTC and the Trustee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

     (b)  Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian.

     Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under any Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (c)  Certificated Securities. Certificated Securities shall be issued only under the limited circumstances provided in Section 2.14(a)(1) hereof.

     Section 2.02. Execution and Authentication.

     An Officer shall sign the Securities on behalf of the Company by manual or facsimile signature.

     If the Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

     A Security shall not be valid until authenticated by the manual signature of the Trustee. The Trustee’s signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate and make available for delivery Securities for original issue in an aggregate principal amount of up to $80,000,000 upon a written request or order signed in the name of the Company by its Chairman, President, or Vice President and Secretary, General Counsel or Chief Financial Officer (a “Company Order”) without any further action by the Company; provided, however, that in the event that the Company sells any Securities pursuant to the Initial Purchasers’ Option, then the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of up to $80,000,000 plus up to an additional $20,000,000 aggregate principal amount of the Securities sold pursuant to the Initial Purchasers’ Option upon a Company Order without any further action by the Company. The aggregate principal amount of the Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, subject to the proviso set forth therein, except as provided in Section 2.07.

     The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so, other than upon original issuance or pursuant to Section 2.07. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

     The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

     Section 2.03. Registrar, Paying Agent, Conversion Agent and New York Presenting Agent.

     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or exchange (the “Registrar”), an office or agency where Securities may be presented for payment (the “Paying Agent”) and an office or agency where Securities may be presented for conversion (the “Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more Co-Registrars, one or more additional Paying Agents and one or more additional Conversion Agents. The Company may act as Registrar, Paying Agent, Conversion Agent or Co-Registrar. The term “Paying Agent” includes any additional paying agent; the term “Conversion Agent” includes any additional conversion agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall give the Trustee at least thirty days’ notice prior to changing the Registrar, Paying Agent or Conversion Agent. If the Company fails to maintain a Registrar, Paying Agent or

Conversion Agent, the Trustee shall act as such. The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

     If there is not at least one of each such Registrar or Co-Registrar, Paying Agent and Conversion Agent located in the Borough of Manhattan, The City of New York, the Company shall also maintain an office in the Borough of Manhattan, The City of New York where the Securities may be presented for purposes of transfer and exchange, payment and conversion (the “New York Presenting Agent”). The Company initially appoints The Bank of New York, having an office at 101 Barclay Street, 21 West, New York, NY 10286, to serve as New York Presenting Agent.

     Section 2.04. Payment on Securities; Paying Agent to Hold Money In Trust.

     (a)  Subject to the following provisions, no later than 11:00 a.m., The City of New York time, one Business Day prior to the due date of principal of, and interest, if any, on the Securities, the Company will pay to the Paying Agent in immediately available funds the amounts, in money of the United States that at the time of payment is legal tender for payment of public or private debts, in the manner, at the times and for the purposes set forth herein and in the text of the Securities, and the Company hereby authorizes and directs the Paying Agent from funds so paid to it to make or cause to be made payment of the principal of, and interest, if any, on the Securities set forth herein and in the text of the Securities. The Paying Agent will make payment, from the funds furnished by the Company, of the principal of, and interest, if any, on the Securities by check drawn upon a bank in the city in which the Paying Agent’s principal office is located, or make payment by wire transfer upon terms acceptable to the Paying Agent.

     (b)  Principal of, and interest, if any, on Securities shall be payable only against presentation and surrender thereof at the principal office of the Paying Agent, unless the Company shall have otherwise instructed the Trustee in writing.

     (c)  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest, if any, on the Securities, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. If the Company acts as Paying Agent, it shall segregate the money held by it for the payment of principal of, and interest, if any, on the Securities and hold it as a separate trust fund. The Company shall provide ten days prior written notice to the Trustee that it is to act as Paying Agent with respect to such payment and the Trustee may rely on such notice. The Company at any time may require a Paying Agent to pay all money held by the Paying Agent to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money so paid.

     Section 2.05. Securityholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least semiannually on June 1 and December 1 a list of Securityholders dated within 15 days prior to the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     Section 2.06. Transfer and Exchange.

     (a)  Subject to compliance with any applicable additional requirements contained in Section 2.14, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in EXHIBIT A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided, that this sentence shall not apply to any exchange pursuant to Section 2.14(a)(1), 3.06, 4.01(g), 4.04(d), 10.05 or 11.02.

     Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding any mailing of a notice of Securities to be redeemed, (b) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a Security in part, the portion not to be redeemed) or (c) any Securities or portions thereof in respect of which a Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion not to be purchased).

     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

     (b)  Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     (c)  Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and the Registration Rights Agreement relating to the Securities (the “Registration Rights Agreement”) and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Section 2.07. Replacement Securities.

     If the Holder of a Security claims that the Security has been lost, destroyed or stolen, or if a mutilated Security is surrendered to the Trustee, the Company in its discretion may execute, and upon delivery of a Company Order, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Security, bearing a number not contemporaneously outstanding, in lieu of and in substitution for the Security so lost, destroyed or stolen or in exchange and substitution for the mutilated Security or stolen, provided that the Trustee’s requirements are met. In every case an indemnity bond shall be required by the Trustee and the Company, and such bond must be sufficient, in the judgment of both the Trustee and the Company, to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses incurred in replacing a Security.

     Every replacement Security shall be an additional obligation of the Company whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     Section 2.08. Outstanding Securities.

     The Securities outstanding at any time are all Securities authenticated by the Trustee (or an authenticating agent appointed pursuant to Section 2.02) except for those cancelled by the Trustee, those converted pursuant to Article 11, those delivered to the Trustee for cancellation, those reductions in the interests in a global Security effected by the Trustee hereunder, and those described in this Section as not outstanding.

     A Security ceases to be outstanding if the Company or an Affiliate holds the Security.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If Securities are considered paid under Section 5.01, they cease to be outstanding and interest on them, if any, ceases to accrue.

     If a Security is converted in accordance with Article 11, then from and after such conversion, such Security shall cease to be outstanding.

     Section 2.09. Treasury Securities.

     In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company, any Subsidiary, any other obligor on the Securities or an Affiliate of the Company or such other obligor shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

     Section 2.10. Temporary Securities.

     Until definitive Securities are ready for delivery, the Company may prepare and execute and, upon a Company Order, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company, with the consent of the Trustee, considers appropriate for temporary Securities. Every temporary Security shall be executed by the Company, authenticated by the Trustee, and registered by the Registrar, upon the conditions, and with like effect, as a definitive Security. If temporary Securities are issued, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities without unreasonable delay.

     Section 2.11. Cancellation.

     The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall promptly forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and may destroy cancelled Securities and deliver a certificate of such destruction to the Company, unless the Company directs the Trustee to deliver cancelled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Securityholder has converted pursuant to Article 11.

     Section 2.12. Defaulted Interest.

     If the Company defaults in any payment on the Securities, it shall, to the fullest extent permitted by law, pay the defaulted interest in the amount of 4% per annum (“Default Interest”) in any lawful manner not inconsistent with the requirements of any securities exchange on which the Securities are listed. It may pay the Default Interest, plus any interest payable on overdue Default Interest at the same rate compounded annually (to the extent that the payment of such interest shall be legally enforceable), which interest on overdue Default Interest shall accrue from the date such amount became overdue to the Persons who are Securityholders on a subsequent special record date. The Company shall fix the record date and payment date for the payment of any Default Interest. At least 15 days before the record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, payment date and amount of interest to be paid.

     Section 2.13. CUSIP Numbers.

     The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

     Section 2.14. Additional Transfer and Exchange Requirements.

     (a)  Transfer and Exchange of Global Securities.

(1) Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or if it at any time ceases to be a “clearing agency” registered under the Exchange Act, if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, or (y) an Event of Default has occurred and is continuing. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company order (which the Company agrees to delivery promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

(2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.14(a)(1), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (b)  Transfer and Exchange of Certificated Securities.

     In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with Section 2.14(a)(1) of this Indenture, on or after such event when Certificated Securities are presented by a Holder to a Registrar with a request:

(x) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

(y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.06(a); and

(2) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

(i) if such Restricted Certificated Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

(ii) (x) if such Restricted Certificated Security is being transferred to a person who the Holder reasonably believes is a QIB in accordance with

Rule 144A or pursuant to an effective registration statement or (y) if such Restricted Certificated Security is being transferred to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904, under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(iii) if such Restricted Certificated Security is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a “restricted security” within the meaning of Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Registrar to the effect that such transfer is in compliance with the registration requirements of the Securities Act.

(c)	Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security.

     Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

(1) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

(2) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a “restricted security” within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act, the Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

(d)	Transfer of a Beneficial Interest in an Unrestricted Global Security for a Beneficial Interest in a Restricted Global Security.

     Any person having a beneficial interest in an Unrestricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of a Restricted Global Security (it being understood that only QIBs or a person acquiring Securities pursuant to the exemption provided under Regulation S under the Securities Act may own beneficial interests in Restricted Global Securities). Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee, on behalf of any person having a beneficial interest in an Unrestricted Global Security and, in such form as is customary for the Depositary, from the Depositary or its nominee on behalf of the person having such beneficial interest in the Unrestricted Global Security (all of which may be submitted by facsimile or electronically) a certification from the transferor (in substantially the form set forth in the Transfer Certificate) to the effect that such beneficial interest is being transferred to a person that the transferor reasonably believes is a QIB in accordance with Rule 144A or is being transferred to a non U.S. person in an offshore transaction in accordance with Rule 903 or 904, under the Securities Act, the Trustee, as a Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Unrestricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Restricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Restricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver a Restricted Global Security.

(e)	Transfers of Certificated Securities for Beneficial Interest in Global Securities.

     In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.14(a)(1)

which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(x) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

(y) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Securities Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

(1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.06(a);

(2) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

(i) if such Restricted Certificated Security is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

(ii) if such Restricted Certificated Security is being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to

Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a “restricted security” within the meaning of Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), and, if the Company or the Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the registration requirements of the Securities Act;

(3) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A or is being transferred to a non U.S. person in an offshore transaction in accordance with Rule 903 or 904, under the Securities Act;

(4) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents; and

(5) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Unrestricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A or is being transferred to a non U.S. person in an offshore transaction in accordance with Rule 903 or 904, under the Securities Act.

(f)	Legends

(1) Except as permitted by the following paragraphs (2) and (3), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to EXHIBIT A hereto (each a “Transfer Restricted Security” for so long as it is required by this Indenture to bear such legend). Each Transfer Restricted Security shall have attached thereto a certificate (a “Transfer Certificate”) in substantially the form called for by footnote 5 to EXHIBIT A hereto.

(2) Upon any sale or transfer of a Transfer Restricted Security (w) after the expiration of the holding period applicable to sales of the Securities under Rule 144(k) of the Securities Act, (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a “restricted security” within the meaning of Rule 144:

(i) in the case of any Restricted Certificated Security, any Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 2.14(e)) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 2.14; and

(ii) in the case of any beneficial interest in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 2.14(a)(2); and provided, further, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 2.14.

(3) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

(4) After the expiration of the holding period pursuant to Rule 144(k) of the Securities Act, the Company may with the consent of the Holder of a Restricted Global Security or Restricted Certificated Security, remove any restriction of transfer on such Security, and the Company shall execute, and the Trustee shall authenticate and deliver Securities that do not bear such legend and that do not have a Transfer Certificate attached thereto.

(5) Any certificate representing Ordinary Shares issued upon conversion of any Security shall also bear a legend in substantially the form indicated in Section 2.14(f)(1) above for so long as any such predecessor Security shall have been required pursuant to such Section 2.14(f) above to bear such legend.

(6) Any Securities or Ordinary Shares issued upon the conversion of a Security that is purchased or owned by the Company or any Affiliate thereof prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Security or Ordinary Share, as the case may be, no longer being “Restricted Securities” as defined under Rule 144; provided, however, that this section shall not apply to any Securities or Ordinary Shares that have previously been sold pursuant to an effective Registration Statement or under Rule 144.

ARTICLE 3
REDEMPTION

     Section 3.01. Optional Redemption by the Company; Notice to Trustee

     The Securities may not be redeemed prior to July 15, 2012 and are redeemable on such date and thereafter for cash at the option of the Company, in accordance with this Article 3 and paragraph 5 of the Securities, as a whole or in part, at any time and from time to time, at 100% of the principal amount of the Securities being redeemed. Subject to Section 3.03, in case of any redemption at the election of the Company of any of the Securities, the Company shall, at least 45 days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such redemption date and the principal amount of Securities to be redeemed.

     If the Company elects to redeem any Securities pursuant to this Section 3.01, then Holders may convert Securities or portions thereof in accordance with the terms and conditions set forth in Section 11.01(b), until the close of business on the day that is two Business Days prior to the redemption date

     Section 3.02. Selection of Securities to be Redeemed

     If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis from Securities outstanding and not previously called for redemption (unless the Company specifically directs the Trustee otherwise), in such manner as the Trustee shall deem fair and appropriate. The Trustee shall make the selection (and provide the Company with written notice of such selection) at least 30 days before the redemption date. Securities and portions of them the Trustee selects for redemption shall be in amounts of $1,000 or integral multiples of $1,000. In the event that the Trustee is not the Registrar, the Registrar shall provide to the Trustee such information as the Trustee may reasonably request to implement the selection. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. If a portion of a Holder’s Securities is selected for partial redemption and the Holder converts a portion of the Securities, the converted portion shall be deemed to be the portion selected for redemption.

     Section 3.03. Notice of Redemption.

     At least 20 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed at such Holder’s address as shown on the register kept by the Registrar, and to beneficial owners as required by applicable law. The notice shall identify the Securities to be redeemed and shall state:

     (1)  the redemption date;

     (2)  the redemption price;

     (3)  the then current Conversion Price;

     (4)  the name and address of the Paying Agent and Conversion Agent;

     (5)  that Securities called for redemption may be converted at any time before the close of business on the date that is two Business Days immediately preceding the redemption date;

     (6)  that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 8 of the Securities;

     (7)  that Securities called for redemption must be surrendered to the Paying Agent in order to collect the redemption price;

     (8)  that interest, if any, on Securities called for redemption ceases to accrue on and after the redemption date (unless funds in the requisite amount are not paid or made available for payment on that date), and the amount of interest accrued on the Securities called for redemption up to but not including the redemption date;

     (9)  if less than all of the outstanding Securities are to be redeemed, the certificate number and principal amount of the Securities to be redeemed and the principal amount of such Security to be redeemed;

     (10)  that, after the redemption date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued if less than all of the outstanding Securities are to be redeemed;

     (11)  the CUSIP number, if any, printed on the Securities being redeemed; and

     (12)  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

     If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures. Upon ten days prior notice to the Trustee, the Company may request that the Trustee mail the notice of redemption (prepared by the Company) in the Company’s name and at the Company’s expense.

     Section 3.04. Effect of Notice of Redemption.

     Once notice of redemption is mailed, Securities called for redemption, unless previously converted into Ordinary Shares pursuant to the terms of this Indenture, shall become due and payable on the redemption date at the redemption price stated in the notice delivered pursuant to Section 3.03. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice plus Default Interest, if any.

     Section 3.05. Deposit of Redemption Price.

     No later than 11:00 a.m., The City of New York time, one Business Day prior to the redemption date, the Company shall deposit in immediately available funds with the Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and Default Interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted pursuant to Article 11. The Paying Agent shall return to the Company any money not required for that purpose because of conversion of Securities or if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

     Section 3.06. Securities Redeemed in Part.

     Upon surrender to the Trustee of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4
REPURCHASES

     Section 4.01. Purchase of Securities at Option of the Holder.

     (a)  Subject to the terms and conditions of this Article 4, the Company shall purchase, at the option of the Holder thereof, all or any portion of the Securities held by such Holder for cash on July 15 annually from 2007 to 2013 and on July 15, 2018 (and if such day is not a business day, on the following business day) (each, a “Purchase Date”) at a purchase price per Security equal to 100% of the aggregate principal amount of the Security (the “Purchase Price”), together with accrued and unpaid interest, if any, up to but not including the Purchase Date. The Company may not repurchase any Security pursuant to this Section 4.01 at any time when the subordination provisions of this Indenture otherwise would prohibit the Company from making payments in respect of Securities.

     Purchases of Securities pursuant to this Article 4 shall be made, at the option of the Holder thereof, upon delivery to the Paying Agent by the Holder of a written notice of purchase (a “Purchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date stating:

(A) the certificate number of the Security which the Holder will deliver to be purchased, in the case of certificated securities,

(B) the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts at maturity of $1,000 or an integral multiple thereof,

(C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture, and

(D) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor, together with all accrued interest, if any, shall be so paid pursuant to this Section 4.01 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

     The Company shall purchase from the Holder thereof, pursuant to this Section 4.01, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of any portion of such Security.

     Any purchase by the Company contemplated pursuant to the provisions of this Section 4.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 4.01 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the second Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 4.01(e).

     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (b)  The Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 4.01(a) has been given shall be paid in U.S. legal tender (cash).

     (c)  In connection with any purchase of Securities pursuant to this Section 4.01, the Company shall give written notice of the Purchase Date to the Holders (the “Holder Option Notice”). The Holder Option Notice shall be sent by first-class mail to the Trustee and to each Holder (and to each beneficial owner as required by applicable law) not less than 20 Business Days prior to any Purchase Date (the “ Holder Option Notice Date”). Each Holder Option Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

(i) the Purchase Price and the Conversion Price;

(ii) the name and address of the Paying Agent and the Conversion Agent;

(iii) that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 11 hereof and paragraph 8 of the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(iv) that Securities must be surrendered to the Paying Agent to collect payment;

(v) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in subclause (iv) above;

(vi) the procedures the Holder must follow to exercise rights under this Section and a brief description of those rights;

(vii) briefly, the conversion rights of the Securities;

(viii) the procedures for withdrawing a Purchase Notice (including pursuant to the terms of Section 4.01(e);

(ix) that, unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted, interest on such Securities will cease to accrue on the Purchase Date, and

(x) the CUSIP number of the Securities.

     If any of the Securities are to be redeemed in the form of a Global Security, the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures.

     At the Company’s request, the Trustee shall give such Holder Option Notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Holder Option Notice shall be prepared by the Company.

     (d)  The Company shall deposit cash, in respect of purchases under this Section 4.01, at the time and in the manner as provided in Section 4.01(f), sufficient to pay the aggregate Purchase Price of all Securities, together with all accrued interest, if any, to but not including, the Purchase Date, to be purchased pursuant to this Section 4.01.

     (e)  Upon receipt by the Paying Agent of the Purchase Notice specified in Section 4.01(a), the Holder of the Security in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price, together with all accrued interest, if any, to but not including, the Purchase Date thereon, with respect to such Security. Such Purchase Price, together with all accrued interest, if any, to but not including, the Purchase Date thereon, shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Purchase Date with respect to such Security (provided the conditions in Section 4.01(a) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 4.01(a). Securities in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 11 hereof on or after the date of the delivery of such Purchase Notice, unless such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

     A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to the close of business on the second Business Day prior to the Purchase Date specifying:

(1) the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or if the Securities are represented by Global Securities, the withdrawal notice must comply with Applicable Procedures),

(2) the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

(3) the principal amount, if any, of such Security which remains subject to the original Purchase Notice and which has been or will be delivered for purchase by the Company.

     A written notice of withdrawal of a Purchase Notice shall be in the form set forth in the preceding paragraph.

     There shall be no purchase of any Securities pursuant to this Section 4.01 if there has occurred (prior to, on or after as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture, or (y) delivered to it in accordance with Section 4.01 and held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price with respect to such Securities) in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     (f)  Prior to 10:00 a.m. (local time in The City of New York) on the Business Day following the Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04(c)) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price of, together with all accrued interest to, if any, but not including, the Purchase Date on, all the Securities or portions thereof which are to be purchased as of the Purchase Date; provided, however, that the Trustee or Paying Agent shall have no obligation to pay to the Holders the Purchase Price until the Company has deposited with the Trustee and Paying Agent such amounts of money described in this Section 4.01(f).

     (g)  Any Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

     Section 4.02. Repurchase upon Change of Control.

     Subject to the terms and conditions of this Article 4, in the event that there occurs a Change of Control (as defined in Section 4.05(b) hereof), the Company shall purchase, at the option of the Holder, all or any portion that is an integral multiple of $1,000 of such Holder’s Securities on the Change of Control Purchase Date (as defined in Section 4.04 below) selected by the Company as provided below at a repurchase price (the “Change of Control Purchase Price”) which is equal to 100% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (defined below). The Company may not purchase any Security pursuant to this Article 4 at any time when the subordination provisions of this Indenture otherwise would prohibit the Company from making payments in respect of the Securities.

     Section 4.03. Notice Upon Change of Control, etc.

     Unless the Company shall have theretofore called for redemption all the outstanding Securities, on or before the 30th day after the occurrence of a Change of Control, the Company shall deliver to the Trustee, and the Company shall, or, if so requested by the Company upon ten days’ prior written notice, the Trustee shall, in the name of the Company and at its expense, mail to each Holder at such Holder’s address appearing in the Securities Register a written notice (the “Change of Control Company Notice”) describing the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof, as well as stating the final date by which the Securities must be surrendered for repurchase, the Conversion Price then in effect, the Change of Control Purchase Date, the Change of Control Purchase Price and the procedure which the Holder must follow to elect repurchase. The Company shall also cause a copy of such notice of the repurchase right to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York which newspaper shall be The Wall Street Journal.

     No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

     If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures.

     Section 4.04. Exercising Change of Control Repurchase Right.

     (a)  To elect repurchase of any Securities or portion thereof upon a Change of Control, the Holder will be required to surrender, on or before the Final Surrender Date (as defined below), (i) in the case of Global Securities, to the Conversion Agent by book-entry delivery of the interest in the Security in global form to be repurchased, or (ii) in the case of definitive Securities, at any place where principal is payable, such Security duly endorsed or assigned to the Company or in blank, in any event together with written notice of the Holder’s election to have the Company repurchase all or any $1,000 portion of such Security specified in such notice. Election of repurchase by a Holder shall be irrevocable (unless the Company defaults in payment of the Change of Control Purchase Price for the Securities on the Change of Control Purchase Date) and the right to convert the Securities as to which such Holder has made such election shall expire at 5:00 p.m. The City of New York on the Business Day prior to the Change of Control Purchase Date (unless the Company defaults in payment of the Change of Control Purchase Price for the Securities on the Change of Control Purchase Date and such election is revoked). “Final Surrender Date” shall mean the date, which is subject to any contrary requirements of applicable law, 60 days after the date of mailing of the Company Notice. “Change of Control Purchase Date” shall mean the date selected by the Company for the repurchase of the Securities that is not less than 10 and not more than 30 days after the Final Surrender Date.

     (b)  In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid the Change of Control Purchase Price in cash to the Holder on the Change of Control Purchase Date; provided, however, that interest, if any, due, shall be payable in cash to the Holders of such Securities, registered as such at the close of business on the relevant record date specified in the Securities according to the terms and provisions of Article 2.

     (c)  If any Security surrendered for repurchase shall not be so repaid on the Change of Control Purchase Date, the principal amount which is payable at maturity shall, until the Change of Control Purchase Price (as calculated at the date of payment) is paid, continue to bear interest, if any, from the Change of Control Purchase Date as provided in Section 2.12 and in the Registration Rights Agreement and each such Security shall continue to remain convertible into Ordinary Shares until said Change of Control Purchase Price shall have been paid to the Holder or duly provided for by deposit with the Paying Agent in immediately available funds without restriction.

     (d)  Any Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

     Section 4.05. Certain Definitions.

     For purposes of this Article:

     (a)  The term “Capital Stock” shall mean capital stock of the Company;

     (b)  The term “Change of Control” shall mean a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), becoming the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act) of Voting Shares (as defined below) of the Company entitled to exercise more than 50% of the total voting power of all outstanding Voting Shares of the Company (including any right to acquire Voting Shares that are not then outstanding of which such person or group is deemed the beneficial owner).

     (c)  The term “Person” shall include any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act as in effect on the date of the original execution of this Indenture; and

     (d)  The term “Voting Shares” shall mean all outstanding shares of any class or series (however designated) of Capital Stock entitled to vote generally in the election of members of the Board of Directors.

     Section 4.06. Compliance with Securities Laws.

     In connection with any purchase or repurchase offer or redemption of Securities under Sections 4.01, or 4.02 or Article 3 hereof, the Company shall, as applicable:

     (a)  comply in all material respects with the provisions of Rule 13e-4, rule 14e-1 and any other tender offer rules under the Exchange Act that may then apply;

     (b)  file a Schedule TO, if required, or any other required schedule under the Exchange Act; and

     (c)  otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Sections 4.01, and 4.02 and Article 3 to be exercised in the time and in the manner specified in Section 4.01, and 4.02 and Article 3.

ARTICLE 5
COVENANTS

     Section 5.01. Payment of Securities.

     The Company shall pay the principal of interest, if any, and the Purchase Price and Change of Control Purchase Price, if any, of the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal, interest, if any, and the Purchase Price and Change of Control Purchase Price shall be considered paid on the date due if the Paying Agent (other than the Company) holds, on one Business Day prior to such date, money sufficient to pay all principal, interest, if any, then due and that is immediately available on such date for payment to the Holders and that is not subject to restriction including, but not limited to, the restrictions set forth in Article 12 hereof.

     The Company, to the fullest extent permitted by law shall pay Default Interest to the Holders (in immediately available funds) on overdue principal, at the rate set forth in Section 2.12 and “Registration Default Interest” as defined in, and pursuant to, the Registration Rights Agreement. All references to interest herein shall refer to Default Interest or Registration Default Interest, as applicable.

     Payment of the principal and interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York (which shall initially be The Bank of New York, 101 Barclay Street — Lobby Level, Debt Processing Window, New York, New York 10286) or at the Corporate Trust Office of the Trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest amounts may be made by check mailed to the address of the Person entitled thereto as such address appears in the Register; provided further that a Holder with an aggregate principal amount in excess of $2,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Company and to the Paying Agent at least 10 Business Days prior to the payment date. The Trustee or Paying Agent shall not be obliged to pay any Holders until the Company has deposited such amounts of money provided in this Section 5.01 with the Trustee or the Paying Agent.

     Section 5.02. Commission Reports.

     The Company shall comply with the provisions of TIA Section 314(a).

     Section 5.03. Compliance Certificate.

     The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company a brief certificate signed by the principal executive officer, principal financial officer or principal accounting officer and another officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture, specifying any known Events of Default. For purposes of this Section 5.03, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. The first certificate pursuant to this Section shall be for the year ending on December 31, 2003.

     Section 5.04. Corporate Existence.

     Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchise; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

     Section 5.05. Notice of Defaults.

     In the event that the Company becomes aware of an Event of Default described in Section 7.01(4), the Company will promptly give written notice to the Trustee of such occurrence, or of the occurrence of an event which, with the giving of notice or the passage of time, or both, would entitle the holder or holders of such indebtedness to declare such indebtedness due and payable before its maturity.

     Section 5.06. Further Instruments and Acts.

     Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 5.07. Registration Rights.

     The Holders shall have the benefit of the Registration Rights Agreement, dated July 7, 2003, between the Company and the Initial Purchasers and, in the event of Registration Default (as defined therein), the Company shall pay to the Holders the Default Interest, as defined and set forth therein.

     Section 5.08. Additional Amounts.

     All payments of Registration Default Interest due pursuant to the Registration Rights Agreement, if any, in respect of the Securities shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Cayman Islands, Hong Kong or the PRC or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. If any such withholding is required by law, the Company shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of the Securities of such amounts as would have been payable to the Holders had no such withholding or deduction been required, except that no such Additional Amounts shall be payable in respect of any tax or other governmental charge that would not have been imposed but for a connection between the Holder or beneficial owner of a note and the Cayman Islands, Hong Kong or the PRC or any political subdivision or any authority thereof or therein, as the case may be, otherwise than merely holding such note.

     The Company shall furnish to the Trustee, within 30 days after the date the payment of any such taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made. The Company shall indemnify and hold harmless each such Holder of Securities and upon written request reimburse each such Holder for the amount of:

(i) any such taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Securities in respect of a Registration Default,

(ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and

(iii) any such taxes levied or imposed and paid by such Holder with respect to any reimbursement under (i) and (ii) above, but excluding any such taxes on such Holder’s net income or capital. The obligation to indemnify shall survive redemption or conversion of the Securities.

     Unless the context otherwise requires, any reference in the Securities to payments shall be deemed to include any Additional Amounts which may be payable as described above.

ARTICLE 6
SUCCESSORS

     Section 6.01. When the Company may merge, etc.

     The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless:

     (1)  the Company is the surviving person or that Person is a corporation organized under the laws of the Cayman Islands or the United States, any state thereof or the District of Columbia or organized under the laws of a foreign jurisdiction and whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on

The NASDAQ National Market or any similar United States system of automated dissemination of quotations of securities;

     (2)  that Person assumes by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, except that it need not assume the obligations of the Company as to conversion of Securities if, pursuant to Section 11.17, the Company or another Person enters into a supplemental indenture obligating it to deliver securities, cash or other assets upon conversion of Securities;

     (3)  immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

     (4)  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for related to such transaction have been complied with.

     In any event falling under this Article 6, the surviving, transferee or lessee corporation shall be the successor Company, but the predecessor Company in the case of a transfer or lease shall not be released from the obligation to pay the principal amount or Purchase Price or Change of Control Purchase Price of and interest, if any, on the Securities.

ARTICLE 7
DEFAULTS AND REMEDIES

     Section 7.01. Events of Default.

     An “Event of Default” occurs if:

     (1)  the Company defaults in the payment of (A) principal of any Security when the same becomes due and payable, whether at maturity, upon redemption or otherwise, or (B) the Purchase Price or Change of Control Purchase Price in respect of any Security when due, whether or not such payment is prohibited by the subordination provisions of the Indenture;

     (2)  the Company defaults in the payment of interest, if any, on any Security which continues for 30 days or more after such payment is due, whether or not such payment is prohibited by the subordination provisions of the Indenture.

     (3)  the Company defaults in the performance of any other covenants or agreements in this Indenture and such default continues for the period and after the notice specified below;

     (4)  the Company, any Subsidiary or Associated Operating Company defaults in the payment when due, including any applicable grace period, in respect of indebtedness for borrowed money, which payment is in an amount in excess of $15,000,000, or the Company, any Subsidiary or any Associated Operating Company defaults with respect to any indebtedness for borrowed money, which default results in acceleration of any such indebtedness which is in an amount of in excess of $15,000,000;

     (5)  the Company pursuant to or within the meaning of any Bankruptcy Law (as defined below):

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property; or

(D) makes a general assignment for the benefit of its creditors; or

     (6)  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company in an involuntary case;

(B) appoints a Custodian of the Company or for all or substantially all of its property, and the order or decree remains unstayed and in effect for 90 consecutive days; or

(C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 consecutive days.

     The term “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     A Default under clause (3) above is not an Event of Default until the Trustee or, subject to Section 2.09, the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company in writing of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”. When a Default is cured, it ceases to exist.

     Section 7.02. Acceleration.

     If any Event of Default described in Section 7.01(1) through (3) occurs and is continuing, the Trustee, by written notice to the Company, or, subject to Section 2.09, the Holders of at least 25% in aggregate principal amount of the outstanding Securities (subject to the Trustee’s right under this Indenture to be indemnified to its satisfaction) at the time outstanding, by written notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest, if any, on all Securities to be immediately due and payable. Upon such declaration such principal and interest shall be due and payable immediately. If any Event of Default described in Section 7.01(5) or (6) occurs and is continuing for the respective periods set forth in such Section 7.01(5) or (6) the principal of, and interest, if any, on all Securities shall automatically become due and payable, without any action required of the Trustee or the Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee (and without notice to any other Securityholder) may rescind and annul an acceleration and its consequences if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, if the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and if all payments (including fees and expenses) due to the Trustee have been paid.

     Section 7.03. Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or the Purchase Price or Change of Control Purchase Price of or interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy and all remedies are cumulative.

     Section 7.04. Waiver of Past Defaults.

     Subject to Section 2.09, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by written notice to the Trustee, may waive an existing Default and its consequences except a Default in the payment of the principal of or premium, if any, or interest on any Security or a Default under Article 11. When a Default is waived, it is cured and ceases to exist. This Section 7.04 shall be in lieu of TIA ss. 316(a)(1)(B), and TIA ss. 316(a)(1)(B) is hereby expressly excluded from this Indenture and Section, as permitted by the TIA.

     Section 7.05. Control by Majority.

     Subject to Section 2.09, the Holders of a majority in aggregate principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of another Securityholder, or would expose the Trustee to liability or expense for which it has not been offered indemnity or security satisfactory to it. This Section 7.05 shall be in lieu of TIA ss. 316(a)(1)(A), and TIA ss. 316(a)(1)(A) is hereby expressly excluded from this Indenture and Section, as permitted by the TIA.

     Section 7.06. Limitation on Suits.

     A Securityholder may pursue any remedy with respect to this Indenture or the Securities only if:

     (1)  the Holder gives to the Trustee written notice of a continuing Event of Default;

     (2)  the Holders of at least 25% in principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

     (3)  such Holder or Holders offer to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense to be, or which may be, incurred by the Trustee in pursuing the remedy;

     (4)  the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

     (5)  during such 60-day period the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

     Section 7.07. Rights of Holders to receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of and interest, if any, on the Security on or after the respective due dates expressed in the Security, and to convert such Security in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective due dates and such right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

     Section 7.08. Collection suit by Trustee.

     If an Event of Default specified in Section 7.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal, premium, if any, Purchase Price or Change of Control Purchase Price, if any, and any interest remaining unpaid together with interest on overdue principal and premium, if any, and on the principal amount of any Security for which the Purchase Price or Change of Control Purchase Price is overdue, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest in at the rates per annum set forth herein and in the Registration Rights Agreement, as the case may be.

     Section 7.09. Trustee may file Proofs of Claim.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceeding relative to the Company, its creditors or its property.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceedings.

     Section 7.10. Priorities.

     If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

First: to the Trustee for amounts due under Section 8.07 or any other provision of this Indenture;

Second: to holders of Senior Indebtedness to the extent required by Article 12;

Third: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, Purchase Price or Change of Control Purchase Price, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, Purchase Price or Change of Control Purchase Price, if any, and interest, if any, respectively; and

Fourth: to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 7.10.

     Section 7.11. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

ARTICLE 8
TRUSTEE

     Section 8.01. Duties of Trustee.

     (a)  If to the knowledge of the Trustee an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of an Event of Default:

(1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the accuracy of the contents thereof.

     (c)  The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d)  Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e)  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and need not be invested except as agreed to by the Trustee.

     Section 8.02. Rights of Trustee.

     Subject to Section 8.01:

     (a)  the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

     (b)  before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel;

     (c)  the Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

     (d)  the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;

     (e)  the Trustee may consult with counsel reasonably acceptable to the Trustee, which may be counsel to the Company, and the advice of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel, and the Company shall reimburse the Trustee for any expenses, including attorneys fees, incurred in connection with the actions contemplated by this Section 8.01(e);

     (f)  the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company under this Indenture; but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements aforesaid; and

     (g)  the Trustee shall not be required to give any bond or surety in respect of the execution of its trusts and powers or in respect of this Indenture.

     Section 8.03. Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights the Trustee would have if it were not Trustee. Any Agent may do the same with like rights.

     Section 8.04. Trustee’s Disclaimer.

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company’s use of the proceeds from the sale of the Securities or the use or application of any money received by any Paying Agent other than the Trustee, and shall not be responsible for any statement in the Securities other than the Trustee’s certificate of authentication.

     Section 8.05. Notice of Defaults.

     If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder, at the name and address that appear in the Securities Register, a notice of the Default within 90 days after the Default occurs. Except in the case of a Default in payment of the principal of or premium or interest, if any, on any Security, the Trustee may withhold the notice if and so long as its board of directors, the executive committee, or a trust committee of its directors and/or responsible officers in good faith determines that withholding the notice is in the interests of Securityholders. The Trustee shall not be deemed to have notice of any Default or Event of Default other than as described in clauses (1) or (2) of Section 7.01 unless it shall have received written notice thereof from the Company or any Securityholder, or a Trust Officer has actual knowledge thereof. The foregoing sentence of this Section 8.05 shall be in lieu of the proviso to TIA Section 315(b), and such proviso to TIA Section 315(b) is hereby expressly excluded from this Indenture and Section, as permitted by the TIA.

     Section 8.06. Reports by Trustee to Holders.

     If required by TIA Section 313(a), within 60 days after each June 1 beginning with the June 1 following the date of this Indenture, the Trustee shall mail to each Securityholder a report dated as of such April 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

     A copy of each such report at the time of its mailing to Securityholders shall also be mailed to the Company and shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

     The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

     Section 8.07. Compensation and Indemnity.

     The Company shall from time to time pay to the Trustee compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee, within 45 days after receiving request therefor, for all out-of-pocket disbursements, fees and expenses incurred by the Trustee in connection with the performance of its duties under this Indenture, including without limitation those incurred in connection with the enforcement of any remedy hereunder or the interpretation of any provision hereunder. Such expenses may include the compensation and out-of-pocket expenses of the Trustee’s agents and counsel. All rights, protections and benefits of the Trustee shall extend to the Trustee acting as Conversion Agent, Paying Agent, Registrar or other Agent with respect hereto.

     The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it in connection with this Indenture. The Trustee shall promptly notify the Company of any claim for which the Trustee may seek indemnity, including costs and expenses of defending itself against any claim for liability arising from the exercise or performance of any of its powers or duties hereunder.

     The Company need not reimburse any expense incurred by the Trustee through its negligence or indemnify against any loss or liability incurred by the Trustee through its gross negligence or bad faith.

     To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, and interest, if any, on particular Securities.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(5) or (6) occurs, the expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     Notwithstanding any provision hereof to the contrary, the Trustee’s lien shall not be subordinated to that of Senior Indebtedness.

     Section 8.08. Replacement of Trustee.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

     The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

     (1)  the Trustee fails to comply with Section 8.10;

     (2)  the Trustee is adjudged a bankrupt or an insolvent;

     (3)  a receiver or other public officer takes charge of the Trustee or its property; or

     (4)  the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 8.10, any Securityholder or beneficial owner may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided for in Section 8.07), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders.

     Section 8.09. Successor Trustee, Agents by Merger, etc.

     If the Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, as the case may be.

     Section 8.10. Eligibility; Disqualification.

     This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1) and 310(a)(5). The Trustee (or in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b).

     Section 8.11. Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE 9
DISCHARGE OF INDENTURE

     Section 9.01. Termination of Company’s Obligations.

     The Company may terminate all of its obligations under this Indenture if:

(a) (1) the Securities mature within one year or all of them are to be called for redemption (and the Securities are redeemable) within one year and arrangements satisfactory to the Trustee are made with respect to the giving of the notice of redemption; and

(2) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay, when due, the principal of and premium and interest, if any, on the Securities to maturity or redemption, as the case may be. The Company may make such deposit only during the one-year period referred to in paragraph (1) above and only if Article 12 permits it; or

     (b)  all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 9.03) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder.

     However, the obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.14, Article 4, 5.01, the last paragraph of Section 6.01, 8.07, 8.08, 9.02, 9.03, 9.04 and 9.05 and in Article 11 shall survive until the Securities are no longer outstanding. Thereafter the obligations in Sections 8.07, 9.03 and 9.04 shall survive.

     After a termination of the Company’s obligations in accordance with this Section, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified above.

     In order to have money available on a payment date to pay principal of and interest, if any, on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money.

     “U.S. Government Obligations” means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

     Section 9.02. Application of Trust Money.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 9.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium and interest, if any, on the Securities. Money and securities so held in trust are not subject to Article 12.

     Section 9.03. Repayment to Company.

     The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

     Subject to the requirements of applicable law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or premium, if any, or interest that remains unclaimed for two years; provided, however, that, before being required to make any such repayment, the Trustee or such Paying Agent shall, if the Company so requests and at the expense of the Company, cause to be published once a week for two successive weeks, in each case on any day of the week, in an authorized newspaper in the Borough of Manhattan, The City of New York, or mail to each such Holder, a notice (in such form as may be deemed appropriate by such Trustee or Paying

Agent) that said monies remain unclaimed and that, after a date named therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of said monies then remaining will be returned to the Company. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

     Section 9.04. Indemnity for Government Obligations.

     The Company shall pay and shall indemnify the Trustee and each Securityholder against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such obligations.

     Section 9.05. Reinstatement.

     If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 9.01; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.

ARTICLE 10
AMENDMENTS, SUPPLEMENTS AND WAIVERS

     Section 10.01. Without Consent of Holders.

     The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Securityholder:

     (1)  to cure any ambiguity, defect or inconsistency herein or in the Securities;

     (2)  to comply with Section 6.01;

     (3)  to make any change that does not materially adversely affect the rights of any Securityholder; or

     (4)  to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 11.17.

     Section 10.02. With Consent of Holders.

     The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, and the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may waive compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver under this Section may not:

     (1)  change the stated maturity date of the principal of any Security or adversely affect the right of a Holder to convert any Security;

     (2)  reduce the principal amount, Purchase Price or Change of Control Purchase Price of, or premium, if any, or interest, if any, on any Security;

     (3)  change the currency for payment of principal of, and interest, if any, on any Security;

     (4)  impair the right to institute suit for the enforcement of any payment on or with respect to any Security;

     (5)  reduce the principal amount of Securities at the time outstanding whose Holders must consent to an amendment or supplement of this Indenture or the waiver of defaults or compliance with conditions hereunder;

     (6)  make any change in Section 7.04, 7.07 or this 10.02 (second sentence); or

     (7)  modify the subordination provisions set forth in Article 12 in a manner that adversely affects the rights of a Holder

     An amendment under this Section may not make any change that adversely affects the rights under Article 12 of any holder of an issue of Senior Indebtedness unless the holders of the issue pursuant to its terms consent to the change.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. The Company may establish, by delivery of an Officers’ Certificate to the Trustee, a record date for determining Securityholders of record entitled to give any consent or waiver.

     After an amendment or supplement under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment or supplement. Any failure of the Company to mail any such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

     Section 10.03. Compliance with Trust Indenture Act.

     Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

     Section 10.04. Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to such Security or portion of a Security if a Trust Officer of the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder. Notwithstanding the foregoing, if a record date has been established for the purpose of determining Securityholders entitled to consent, such written notice of revocation must be signed by the Securityholder of record as of the record date or his duly appointed proxy.

     Section 10.05. Notation on or Exchange of Securities.

     The Trustee may place an appropriate notation relating to an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue, and the Trustee shall authenticate, new Securities that reflect the amendment, supplement or waiver.

     Section 10.06. Trustee to Sign Amendments, etc.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or Section 11.17 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.

     The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights of the Trustee. If the amendment or supplement does adversely affect the Trustee’s rights, the Trustee may, but need not, sign it.

ARTICLE 11
CONVERSION

     Section 11.01. Conversion Privilege.

     Subject to and upon compliance with the provisions of this Article 11 and in paragraph 8 of the Securities, at the option of the Holder thereof, any Security may be converted into fully paid and non-assessable Ordinary Shares at a Conversion Price (the “Conversion Price”) initially of $25.79 per Ordinary Share at any time on or prior to July 15, 2023, subject in the case of conversion of any Global Security to any Applicable Procedures. The initial Conversion Price is equivalent to a conversion rate of approximately 38.7692 Ordinary Shares per $1,000 principal amount of Securities (the “Conversion Rate”), and is subject to adjustment as described below. The conversion right with respect to a Security or the portion thereof that the Company has elected to redeem or the Holder has elected to have repurchased by the Company in accordance with Article 4 hereof will terminate (i) on the date that is two Business Days immediately preceding the redemption date or the Purchase Date (provided, that the Holder has not withdrawn the Purchase Notice in accordance with Section 4.01), as the case may be, or (ii) if the Holder has elected to participate in a repurchase upon a Change of Control, at 5:00 p.m. New York time on the business day before the Change of Control Purchase Date unless, in any case, the Company defaults in making the payment due upon such redemption or repurchase date (in which case the conversion right will terminate at the close of business on the date such default is cured). The number of Ordinary Shares issuable upon conversion of a Security is determined by dividing the principal amount to be converted by the Conversion Price in effect on the Conversion Date, and rounding the result to the nearest 1/100th of a share, with 500/1,000 of a share to be rounded up. The number of Ordinary Shares that shall be issuable to a Holder upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) surrendered by such Holder.

     Holders may only surrender their Securities for conversion if any of the following conditions is satisfied:

     (a)  Conversion Upon Satisfaction of Market Price Condition. Holders may surrender Securities for conversion into Ordinary Shares if the Sale Price of the Ordinary Shares for each of any five Consecutive Trading Days in the immediately preceding fiscal quarter, exceeds 115% of the Conversion Price per share of the Ordinary Shares on each such trading day.

     For each fiscal quarter, the Company will determine if the Securities are convertible as the result of the satisfaction of this condition in the preceding fiscal quarter and will promptly, but in no event later than five Business Days after the beginning of the fiscal quarter, notify the Trustee accordingly. The Trustee will, in turn, notify the Holders in each quarter but in no event later than seven Business Days after receiving notification from the Company, as to the satisfaction of this condition.

     The “Sale Price” of the Company’s Ordinary Shares on any date means the closing per share sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Company’s Ordinary Shares are traded or, if the Ordinary Shares are not listed on a United States national or regional securities exchange, as reported by the NASDAQ System or by the National Quotation Bureau Incorporated, however if Nasdaq is no longer reporting such information, or if our Ordinary Shares are not reported on Nasdaq, as available in any other over-the-counter market or, if not available in any over-the counter market, as determined in good faith by our board of directors.

     (b)  Conversion Upon Notice of Redemption. Holders may surrender for conversion Securities called for redemption at any time prior to the close of business on the day that is two Business Days prior to the redemption date, even if it is not otherwise convertible at such time. If a Holder has already delivered a purchase notice or notice of its exercise of its option to require the Company to repurchase its Securities with respect to Securities, however, a Holder may not surrender its Securities for conversion until such Holder has withdrawn the notice in accordance with this Indenture.

     (c)  Conversion Upon Trading Price of Notes Falling Below a Percentage of the Trading Value of the Notes. If, after any five consecutive trading-day period in which the average of the Trading Prices (defined below) for the Securities for such five trading-day period is less than 100% of the average of the Conversion Values (defined below) for the Securities during that period, a Holder may surrender Securities for conversion at any time during the following 10 trading days; provided, however, that no Securities may be converted based on the satisfaction of this condition during the six month period immediately preceding each specified date on which a Holder may require the Company to repurchase its Securities (for example, with respect to the July 15, 2007 put date for the Securities, the Securities may not be converted from January 15, 2007 to July 15, 2007), if on any day during such five consecutive trading day period, the closing sale price of the Ordinary Shares is between the Conversion Price and 115% of the Conversion Price.

     The Trustee and the Conversion Agent shall have no obligation to determine the applicability of this condition, or to obtain secondary bid quotations with respect to any determination of Trading Price except following the receipt of a Conversion Notice indicating that the Holder’s Securities are being converted based upon the satisfaction of this Condition. Following receipt of such a Conversion Notice, the Conversion Agent shall notify the Company which in turn shall select the three independent nationally recognized securities dealers as described in the definition of “Trading Price” below from which the Conversion Agent shall receive bid quotations. The Conversion Agent shall provide prompt notice to the Company upon obtaining such bid quotations.

     “Trading Price” means, on any date of determination, the average of the secondary bid quotations per Security obtained by the Conversion Agent for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided, that if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If the Conversion Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Securities from an independent nationally recognized securities dealer or, in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities, then the Trading Price of the Securities will equal (a) the applicable Conversion Rate of the Securities multiplied by (b) the Sale Price of the Ordinary Shares.

     “Conversion Value” means the product of the last reported bid price of the Ordinary Shares on any date of determination multiplied by the Conversion Rate of the Securities in effect on that date.

     (d)  Conversion Upon Specified Corporate Transactions.

(i) If the Company elects to distribute to all holders of Ordinary Shares:

(A) rights or warrants entitling them to subscribe for or purchase Ordinary Shares at less than the current market price on the record date for such issuance (excluding purchase rights governed by a shareholder rights plan, if any); or

(B) cash, debt securities (or other evidence of indebtedness) or other assets (excluding dividends or distributions described in Section 11.06(i) or (ii)), which distribution, together with all other such distributions within the preceding twelve months, has a per share value exceeding 10% of the current market price of the Ordinary Shares as of the Trading Day immediately preceding the declaration date for such distribution, the Company must notify the Holders at least 20 days prior to the ex-dividend date for such distribution. Once the Company has given such notice, a Holder may surrender its Securities for conversion at any time until the earlier of the close of business on the Business Day prior to the ex-dividend date or the Company’s announcement that such distribution will not take place.

(ii) If the Company is a party to a consolidation, merger, sale or transfer, lease or other disposition of all or substantially all of the Company’s assets pursuant to which the Ordinary Shares would be converted into, or into the right to receive, cash, securities or other assets, the Company must notify the Holders at least 20 days prior to the anticipated effective date of the Transaction. A Holder may surrender Securities for conversion at any time beginning 20 days before the anticipated effective date of the transaction and until 20 days after the actual effective date of the transaction. If the Company is a party to such a transaction, then at the effective time of the transaction, each note surrendered for conversion will be converted into, or into the right to receive, as applicable, the kind and amount of cash, securities or other property which a Holder would have received if it had converted its Securities immediately before the transaction.

     The initial Conversion Price is stated in paragraph 8 of the Securities. The Conversion Price is subject to adjustment as provided in this Article 11.

     Section 11.02. Conversion Procedure.

     To convert a Security, a Holder must:

     (1)  complete and sign the conversion notice (the “Conversion Notice”) on the reverse of the Security indicating, inter alia, the condition upon which the conversion is based,

     (2)  surrender the Security to the Conversion Agent,

     (3)  furnish the appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and

     (4)  pay any tax or duty which may be payable in respect of any transfer involving the issue or delivery of Ordinary Shares in the name of a Person other than the Holder thereof.

     The first date on which the Holder satisfies all those requirements in respect of a Security is the “Conversion Date”. As soon as practical on or after the Conversion Date, the Company shall deliver through the Conversion Agent a certificate for the number of Ordinary Shares issuable upon the conversion of that Security and a check for any fractional shares. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures.

     Upon conversion, the Company will satisfy all of its obligations (the “Conversion Obligation”) by delivering to converting Holders (1) Ordinary Shares, (2) cash, or (3) a combination of cash and Ordinary Shares, as follows:

     (1)  Share Settlement. If the Company elects to satisfy the entire Conversion Obligation in Ordinary Shares, then it will deliver to converting Holders a number of

Ordinary Shares equal to the aggregate principal amount of the Securities to be converted divided by the then applicable Conversion Price.

     (2)  Cash Settlement. If the Company elects to satisfy the entire Conversion Obligation in cash, then it will deliver to converting Holders cash in an amount equal to the product of (i) a number equal to the aggregate principal amount of Securities to be converted by any such Holder divided by the then applicable Conversion Price, and (ii) the arithmetic mean of the Volume Weighted Average Prices of the Ordinary Shares on each trading day during the applicable cash settlement averaging period described below.

     (3)  Combined Settlement. If the Company elects to satisfy a portion of the Conversion Obligation in Cash (the “Partial Cash Amount”) and a portion in Ordinary Shares, then it will deliver to converting Holders such Partial Cash Amount plus a number of shares equal to (a) the cash settlement amount as set forth in clause (2) above minus such Partial Cash Amount divided by (b) the arithmetic mean of the Volume Weighted Average Prices of its Ordinary Shares on each Trading Day during the applicable cash settlement averaging period described below.

     If the Company chooses to satisfy the Conversion Obligation by share settlement, then settlement in shares will be made on or prior to the fifth Trading Day following its receipt of a notice of conversion.

     If the Company chooses to satisfy the Conversion Obligation by cash settlement or combined settlement, then it will notify Holders, through the Trustee, of the dollar amount to be satisfied in cash at any time on or before the date that is two Business Days following its receipt of a converting Holder’s notice of conversion (the “Settlement Notice Period”). Share settlement will apply automatically if the Company does not notify Holders that the Company has chosen another settlement method.

     If the Company timely elects cash settlement or combined settlement, then Holders may retract their conversion notice at any time during the two business day period beginning on the day after the Settlement Notice Period (the “Conversion Retraction Period”). Holders cannot retract conversion notices (and conversions notice therefore will be irrevocable) if the Company elects share settlement. If a Holder has not retracted its conversion notice, then cash settlement or combined settlement will occur on the first trading day following the applicable “cash settlement averaging period”. The applicable cash settlement averaging period will be the five trading day period beginning on the first trading day after the Conversion Retraction Period.

     The “Volume Weighted Average Price” of one Ordinary Share on any trading day will be the Volume Weighted Average Prices as displayed under the heading “Bloomberg VWAP” on Bloomberg Page SINA <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on that trading day (or if such Volume Weighted Average Price is not available, the market value of one Ordinary Share on such trading day as the Company determines in good faith using a volume weighted method).

     No payment or adjustment will be made for interest, if any, on a converted Security (other than the payment of interest to the Holder of a Security at the close of business on a record date pursuant to Section 2.04(b) hereof), or for dividends or distributions on any Ordinary Shares issued upon conversion of any Security.

     If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

     If Ordinary Shares are to be issued in the name of a Person other than the Holder thereof, and the restrictions on transfer of such Security set forth in the first paragraph of the face of the Security remain in effect, the Holder must provide certification regarding compliance with the restrictions on transfer, by executing an assignment in the form attached to the Security.

     Upon surrender of a Security that is converted in part, the Company shall execute and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

     If the last day on which a Security may be converted is a Legal Holiday, the Security may be surrendered to that Conversion Agent on the next succeeding Business Day with the same force and effect as if surrendered on such last day.

     To convert a Security, a Holder must (1) complete and sign the conversion notice on the reverse of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish the appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any tax or duty which may be payable in respect of any transfer involving the issue or delivery of Ordinary Shares in the name of a Person other than the Holder thereof. In the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures. A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

     Section 11.03. Fractional Shares.

     The Company will not issue a fractional Ordinary Share upon conversion of a Security. The number of full Ordinary Shares that shall be issuable to a Holder upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered by such Holder. If any fractional Ordinary Share would be issuable upon the conversion of any Security or Securities, the Company shall make an adjustment and payment therefor of cash to the Holder of Securities (rounded to the nearest cent, with 0.5 cents to be rounded up) in an amount equal to such fraction multiplied by the current market price thereof.

     For purposes of this Section, the current market price of an Ordinary Share is the Sale Price of the Ordinary Shares on the last Trading Day prior to the Conversion Date.

     Section 11.04. Taxes on Conversion.

     If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Ordinary Shares upon the conversion, except that a Holder shall reimburse the Company any such tax that is payable by the Company on such Holder’s behalf as a result of the shares being issued in a name other than such Holder’s and the Company shall not be required to issue or deliver any certificate representing Ordinary Shares upon the conversion of a Security unless and until the Holder or Holders requesting the issue thereof shall have reimbursed to the Company for such amount.

     Section 11.05. Company to Provide Stock.

     The Company shall, prior to the issuance of any securities hereunder, and from time to time as may be necessary, reserve at all times and keep available, free from preemptive rights, out of its authorized but unissued Ordinary Shares, enough shares of Ordinary Shares to permit the conversion of all of the Securities.

     All shares of Ordinary Shares that may be issued upon conversion of the Securities shall be newly issued share, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free of any preemptive rights and free of any lien or adverse claim.

     The Company shall endeavor to comply with all applicable securities laws regulating the offer and delivery of Ordinary Shares upon conversion of Securities and shall use its best efforts to list such shares on each national securities exchange on which the Ordinary Shares are listed, or to have such shares approved for quotation on The NASDAQ National Market or other over-the-counter market on which the Ordinary Shares are traded; provided however, that if the rules of such automated quotation system or exchange permit the Company to defer the listing of such Ordinary Shares until the first conversion of the Securities into Ordinary Shares in accordance with the provisions of this Indenture, the Company covenants to list such Ordinary Shares issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time. Any Ordinary Shares issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security will also be a Restricted Security.

     Section 11.06. Adjustment for Change in Capital Stock.

     If the Company:

     (1)  issues any shares of its capital stock as a dividend (or other distribution) on the Ordinary Shares;

     (2)  subdivides its outstanding shares of Ordinary Shares into a greater number of shares of Ordinary Shares;

     (3)  combines its outstanding shares of Ordinary Shares into a smaller number of shares of Ordinary Shares; or

     (4)  issues by reclassification of its Ordinary Shares any shares of its capital stock,

then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted will receive the number of shares of capital stock of the Company that would have been received (and if there is more than one class or series of such capital stock, then shares of each class or series in the same proportions that would have been received) upon consummation of such action by a Holder of the number of shares of Ordinary Shares into which such Security might have been converted immediately prior to such action, with the aggregate Conversion Price to be divided evenly among the shares to be issued upon conversion thereof.

     The adjustment described in the preceding paragraph shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     If, after an adjustment, a Holder of a Security may receive shares of two or more classes or series of capital stock of the Company upon conversion of such Security, the Company shall determine the allocation of the adjusted Conversion Price between or among such classes or series of capital stock. After such allocation, the conversion privilege and the Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Ordinary Shares in this Article.

     Section 11.07. Adjustment for Rights Issue.

     If the Company distributes any rights or warrants to all holders of its Ordinary Shares entitling them to subscribe for or purchase shares of Ordinary Shares at a price per share less than the current market price per share (as defined in Section 11.11), then, on the Record Date (as defined in this Section 11.07), the Conversion Price shall be adjusted in accordance with the formula:

O + (N x P)
AC = CC x	M
O + N

where:

AC	=	the adjusted Conversion Price.

CC	=	the Conversion Price in effect immediately prior to the close of business on the Record Date.

O	=	the number of shares of Ordinary Shares outstanding at the close of business on the Record Date.

N	=	the number of additional shares of Ordinary Shares offered.

P	=	the offering price per share of the additional shares.

M	=	the current market price per share of Ordinary Shares on the Record Date (as defined in this Section 11.07).

     The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants (for purposes of this Section 11.07 only, the “Record Date”).

     Section 11.08. Adjustment for Certain Distributions

     Subject to the last paragraph of this Section 11.08, if the Company distributes to all holders of its Ordinary Shares any cash, debt securities (or other evidences of indebtedness) or other assets (excluding dividends or distributions for which adjustment is required to be made under Sections 11.06, 11.07 or 11.09), the Conversion Price shall be reduced in accordance with the following formula:

AC = CC x	M – P
M

where:

AC	=	the adjusted Conversion Price.

CC	=	the Conversion Price in effect immediately prior to the close of business on the Record Date.

M	=	the current market price per share of Ordinary Shares on the Record Date (as defined in this Section 11.08).

P	=	the aggregate fair market value on the Record Date (as defined in this Section 11.08) (as determined in good faith by the Board of Directors and set forth in a certified resolution filed with the Trustee) of the cash, debt securities (or other evidences of indebtedness) or other assets distributed applicable to one share of Ordinary Shares.

     The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution (for purposes of this Section 11.08 only, the “Record Date”).

     No adjustment will be made with respect to this Section 11.08 if, in lieu of such adjustment, the Securityholders, upon conversion, will be entitled to receive, in addition to the shares of Ordinary Shares into which such Securities are convertible, the kind and amount of cash, debt securities (or other evidences of indebtedness) or other assets comprising the distribution that such Holders would have received had they converted their Securities immediately prior to the Record Date (as defined in this Section 11.08). In addition, no adjustment will be made in the event that the then fair market value (as so determined) of the cash, debt securities (or other evidences of indebtedness) or other assets so distributed applicable to one share of Ordinary Shares is equal to or greater than the current market price per share of the Ordinary Shares, in which case, in lieu of such adjustment, adequate provision shall be made so that each Securityholder shall have the right to receive upon conversion the amount of cash, debt securities (or other evidences of indebtedness) or other assets such Holder would have received had such Holder converted each Security on the Record Date (as defined in this Section 11.08).

     Section 11.09. Adjustment for all cash distribution.

     Subject to the last two paragraphs of this Section 11.09, if the Company shall pay or make a dividend or other distribution consisting exclusively of cash to all holders of its Ordinary Shares, the Conversion Price shall be reduced in accordance with the following formula:

AC = CC x	M – C
M

where:

AC	=	the adjusted Conversion Price.

the Conversion Price in effect immediately prior to the

CC	=	close of business on the Record Date (as defined in this Section 11.09).

M	=	the current market price per share of Ordinary Shares on the Record Date (as defined in this Section 11.09).

C	=	the amount of cash so distributed and not excluded applicable to one share of Ordinary Shares.

     The adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution (for purposes of this Section 11.09 only, the “Record Date”).

     No adjustment will be made in the event that the amount of cash so distributed applicable to one f Ordinary Shares is equal to or greater than the current market price per share of the Ordinary Shares, in which case, in lieu of such adjustment, adequate provision shall be made so that each Securityholder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Security immediately prior to the record date for the distribution of the cash.

     Section 11.10. Adjustment for Tender or Exchange Offer.

     Subject to the last paragraph of this Section 11.10, in the event that a tender or exchange offer (other than an odd-lot offer) made by the Company or any Subsidiary for all or a portion of the Ordinary Shares shall expire and such tender or exchange offer (including any amendment in effect immediately prior to the expiration thereof) shall require the payment to stockholders of consideration per share of Ordinary Shares having a fair market value (as determined in good faith by the Board of Directors and set forth in a certified resolution filed with the Trustee) that, as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer, exceeds 110% of the current market price per share of Ordinary Shares at the Expiration Time, the Conversion Price shall be reduced in accordance with the following formula:

AC = CC x	O x M
P + (T x M)

where:

AC	=	the adjusted Conversion Price.

CC	=	the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time.

O	=	the number of shares of Ordinary Shares outstanding

(including any tendered or exchanged shares) at the Expiration Time.

P	=	the fair market value of the aggregate consideration payable to holders of Ordinary Shares based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares of Ordinary Shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares of Ordinary Shares so accepted, up to any such maximum, being referred to as the “Purchased Shares”).

T	=	the number of shares of Ordinary Shares outstanding (less any Purchased Shares) on the Expiration Time.

M	=	the current market price per share of Ordinary Shares at the Expiration Time.

     The adjustment shall become effective immediately prior to the opening of business on the day following the Expiration Time.

     In the event that the Company or any Subsidiary, if applicable, is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made.

     Section 11.11. Current Market Price.

     For purposes of Sections 11.07, 11.08, 11.09 and 11.10, the current market price per share of Ordinary Shares on any date is the volume weighted average of the Sale Prices of the Ordinary Shares for five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the earlier of the date in question and the Trading Day before the “ex” date, if any, with respect to the issuance or distribution requiring such computation. The term “ex” date, when used with respect to any issuance or distribution, means the first Trading Day on which the Ordinary Shares trades regular way in the market from which the Sale Price is then to be determined without the right to receive such issuance or distribution.

     Section 11.12. When adjustment may be deferred.

     No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be, with 0.005 cents and 500/1,000 of a share to be rounded up.

     Section 11.13. When no adjustment required.

     No adjustment need be made for rights to purchase Ordinary Shares pursuant to a Company plan for reinvestment of dividends or interest.

     No adjustment need be made for a change in the par value (including a change to no par value) of the Ordinary Shares.

     To the extent the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     Notwithstanding any provision to the contrary in this Indenture, no adjustment shall be made in the Conversion Price, which would have the effect of reducing the Conversion Price below the par value of the Ordinary Shares.

     Section 11.14. Notice of Adjustment.

     Whenever the Conversion Price is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file a copy of such notice with the Trustee. In the absence of manifest error, such certificate shall be presumptive evidence that the adjustment is correct.

     Section 11.15. Voluntary Reduction.

     The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period; provided, however, that no such reduction shall be taken into account for purposes of determining whether the last sale price of the Ordinary Shares equals or exceeds 105% of the Conversion Price in connection with an event that would otherwise be a Change of Control pursuant to Section 4.05. Notwithstanding any provision to the contrary in this Indenture, the reduction of the Conversion Price pursuant to this Section 11.15 shall not require the consent of the Trustee or any Securityholder.

     Whenever the Conversion Price is reduced, the Company shall mail to Securityholders and the Trustee a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period during which it will be in effect.

     A reduction of the Conversion Price is deemed not to be in effect for purposes of calculating adjustments pursuant to Sections 11.06 through 11.10.

     Subject to the first paragraph of this Section 11.15, the Company may reduce the Conversion Price, for the remaining term of the Securities or any shorter term, in addition to those adjustments required by Sections 11.06, 11.07, 11.08, 11.09 and 11.10, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Ordinary Shares resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

     Section 11.16. Notice of Certain Transactions.

     If:

     (1)  the Company takes any action which would require an adjustment in the Conversion Price pursuant to Section 11.08 but, in lieu of such adjustment, the Securityholders are entitled to participate therein (as described in the last paragraph of Section 11.08);

     (2)  the Company takes any action that would require a supplemental indenture pursuant to Section 11.17; or

     (3)  there is a dissolution or liquidation of the Company,

     the Company shall mail to Securityholders and the Trustee a notice stating the record date for any such distribution or the effective date of any such subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such record date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section.

     Section 11.17. Provisions in case of Consolidation, Merger of the Company or Transfer or Lease.

     If the Company is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets not prohibited by Section 6.01 or a merger which reclassifies or changes its outstanding Ordinary Shares, the Person formed by such consolidation or resulting from such merger or which assumes or leases such assets shall enter into a supplemental indenture.

     The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, transfer or lease by a Holder (other than any party to such transaction or any of its affiliates) of the number of shares of Ordinary Shares into which such Security might have been converted immediately before the effective date of such transaction, assuming such holder of Ordinary Shares failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, transfer or lease (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, transfer or lease is not the same for each share of Ordinary Shares held immediately prior to such consolidation, merger, transfer or lease by others than the parties to such transaction or their affiliates and in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, transfer or lease by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The supplemental indenture shall provide for adjustments, which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. If the issuer of securities deliverable upon conversion of Securities is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in the supplemental indenture. The successor Company shall mail to each Securityholder a notice briefly describing the supplemental indenture.

     If this Section applies to a particular event, Section 11.06 shall not apply to such event.

     Section 11.18. Company determination final.

     Subject to compliance with the terms of this Indenture (including, without limitation, Section 11.14) and of the Securities, any determination which the Company or its Board of Directors must make pursuant to Section 11.03, 11.06, 11.08, 11.10, 11.11 or 11.12 shall be conclusive.

     Section 11.19. Trustee’s Disclaimer.

     The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee has no duty to determine the market price or market value of any fractional or other share. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 11.17 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of the Securities. The Trustee shall not be responsible for the Company’s failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.

ARTICLE 12
SUBORDINATION

     Section 12.01. Agreement to Subordinate.

     The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior

Indebtedness, and that the subordination is for the benefit of the holders of Senior Indebtedness.

     Section 12.02. Certain Definitions.

     “Senior Indebtedness” means:

     (a)  the principal of, interest (including, to the extent permitted by applicable law, interest on or after the commencement of a proceeding referred to in clauses (5) or (6) of Section 7.01 whether or not representing an allowed claim in such proceeding) on and any other amounts owing with respect to:

(i) any indebtedness of the Company, now or hereafter outstanding, in respect of borrowed money (other than the Securities),

(ii) any indebtedness of the Company, now or hereafter outstanding, evidenced by a bond, note, debenture, capitalized lease, reimbursement obligation with respect to any letter of credit or other similar instrument,

(iii) any other written obligation of the Company, now or hereafter outstanding, to pay money issued or assumed as all or part of the consideration for the acquisition of property, assets or securities,

(iv) any guaranty or endorsement (other than for collection or deposit in the ordinary course of business) or discount with recourse of, or other agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire, to supply or advance funds or to become liable with respect to (directly or indirectly), any indebtedness or obligation of any person of the type referred to in the preceding subclauses (i), (ii) and (iii) now or hereafter outstanding,

(v) the Company’s obligations under currency exchange or purchase agreements and interest rate protection agreements or similar arrangements, and

(vi) obligations of the Company secured by a mortgage, pledge or other liens on the assets or property of the Company.

     (b)  any refundings, renewals or extensions of any indebtedness or other obligation described in clause (a) of this Section 12.02.

     Notwithstanding the foregoing, if, by the terms of the instrument creating or evidencing any indebtedness or obligation referred to in clauses (a) and (b) above, it is expressly provided that such indebtedness or obligation is not senior in right of payment to the Securities, such indebtedness or obligation shall not be included as Senior Indebtedness.

     “Representative” means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

     Section 12.03. Liquidation; Dissolution; Bankruptcy.

     Upon any distribution to creditors of the Company in a liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

     (1)  holders of Senior Indebtedness shall be entitled to receive payment in full, in cash or in a manner satisfactory to the holders of such Senior Indebtedness, of all Senior Indebtedness before Securityholders shall be entitled to receive any payments of principal of, or interest, if any, on Securities; and

     (2)  until the Senior Indebtedness is paid in full in cash or in a manner satisfactory to the holders of such Senior Indebtedness, any distribution to which Securityholders would be entitled but for this Article shall be made to holders of Senior Indebtedness as their interests may appear, except that Securityholders may receive securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities.

     A distribution may consist of cash, securities or other property.

     Section 12.04. Company not to make Payments with respect to Securities in certain circumstances.

     (a)  Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof, premium, if any, and interest thereon and any other amounts owing in respect thereof shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of the principal or interest, if any, on the Securities or to acquire any of the Securities.

     (b)  Upon the happening of a default or event of default in the payment of the principal, premium, if any, or interest on the Senior Indebtedness, then, unless such default or event of default has been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal or interest, if any, on (or otherwise in respect of) the Securities or to acquire any of the Securities.

     (c)  Upon the happening of a default or event of default in respect of the Senior Indebtedness (other than a default or event of default in payment of the principal, premium, if any, or interest on the Senior Indebtedness) and if the Trustee and the Company receive a notice of such default or event of default from the holders of the Senior Indebtedness or their Representative (a “Payment Blockage Notice”), then no payment shall be made by the Company with respect to the principal, premium, if any, or interest on (or otherwise in respect of) the Securities until the earlier of (i) the date on which such default or event of default shall have been cured or waived or shall have ceased to exist or (ii) the 179th day after the date of such receipt of such Payment Blockage Notice. No more than one Payment Blockage Notice shall be effective for purposes of this section during any 365 consecutive day period. For purposes of this paragraph, no such default or event of default that existed upon first delivery of any Payment Blockage Notice shall be, or be made, the basis for a subsequent Payment Blockage Notice.

     Section 12.05. Acceleration of Securities.

     If payment of the Securities is accelerated because of an Event of Default under Section 7.02, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

     Section 12.06. Notice by Company.

     The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal of or premium or Default Interest, if any, on the Securities to violate this Article.

     Section 12.07. Subrogation.

     After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness to the extent that distributions of cash, property or securities otherwise payable to the Securityholders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

     Notwithstanding anything in this Indenture to the contrary, neither the issuance and delivery of Ordinary Shares upon the conversion of the Securities in accordance with Article 11 nor the payment of cash in lieu of fractional Ordinary Shares in accordance with Article 11 shall be deemed to constitute a payment or distribution on account of the principal or interest, if any, in respect of the Securities.

     Section 12.08. Relative Rights.

     This Article defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

     (1)  impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of or interest, if any, on the Securities in accordance with their terms;

     (2)  affect the relative rights of Securityholders and creditors of the Company, other than holders of Senior Indebtedness; or

     (3)  prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

     If the Company fails because of this Article to pay principal of or interest, if any, on a Security on the due date, such failure shall nevertheless be deemed a Default.

     Section 12.09. Subordination may not be impaired by Company.

     No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Securities shall at any time or in any way be impaired by any act or failure to act on the part of the Company or by the act of, or failure to act, on the part of any Holder, or by any noncompliance by the Company with the terms of this Indenture.

     Section 12.10. Distribution or Notice to Representative.

     Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

     Section 12.11. Rights of Trustee and Paying Agent.

     Notwithstanding any provisions of this Indenture to the contrary, the Trustee and any Paying Agent may continue to make payments on the Securities and shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of such payments until it receives written notice (received by a Trust Officer, in the case of the Trustee) reasonably satisfactory to it that payments may not be made under this Article and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Section 8.01, and any Agent shall be entitled to assume conclusively that no such facts exist. The Company, an Agent, a Representative or a holder of Senior Indebtedness may give the notice. If an issue of Senior Indebtedness has a Representative, only the Representative (or any Representative, if more than one) may give the notice with respect to such Senior Indebtedness.

     The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative) to establish that such notice has been given by a holder of Senior Indebtedness (or a Representative), and shall be entitled to rely on any written notice by a Person representing himself to be a holder of Senior Indebtedness to the effect that such issue of Senior Indebtedness has no Representative without any obligation on the Trustee’s part to verify the identity of the Person giving such written notice.

     Except as provided in Section 9.02, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or premium or Default Interest, if any, on, or Purchase Price or Change of Control Purchase Price, if any, of any Securities shall be subject to the provisions of this Article 12, except that if, at least three Business Days prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of, principal of, or interest, if any, on any Security), the Trustee shall not have received with respect to such monies the notice provided for in this Section 12.12, then the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to or on or after such date. This Section shall be construed solely for the benefit of the Trustee and Paying Agent and shall not otherwise affect the rights of holders of Senior Indebtedness. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of the Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive payment.

     The Trustee shall not be deemed to owe any fiduciary duty to holders of Senior Indebtedness by virtue of the provisions of this Article 12. The Trustee’s responsibilities to the holders of Senior Indebtedness are limited to those set forth in this Article and no implied covenants or obligations shall be read into this Indenture. The Trustee shall not become liable to the holders of Senior Indebtedness if it makes a payment prohibited by this Article in good faith.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     Section 12.12. Effectuation of Subordination by Trustee.

     Each Holder of Securities, by acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

     Section 12.13. Permitted Payments.

     Nothing contained in this Article 12 or elsewhere in this Indenture, or in the Securities, shall prevent the Company at any time, except under the conditions described in Sections 12.03 and 12.04, from making payments at any time of principal of, or interest, if any, on the Securities or from depositing with the Trustee or any Paying Agent money for such payments.

ARTICLE 13
MISCELLANEOUS

     Section 13.01. Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     Section 13.02. Notices.

     Any notice or communication to the Company or the Trustee by the other shall be duly given if in writing and delivered in person or by overnight courier or mailed by first class mail or transmitted by telephone facsimile transmission (and receipt confirmed) addressed as follows:

If to the Company:	SINA Corporation
2988 Campus Drive, Suite 100
San Mateo
California
94403
USA
Attention: Edward Wu
Tel: (1-650) 638-9228
Fax No. (1-650) 638-9268

With a copy to:	Venture Law Group
2775 Sand Hill Road
Menlo Park, CA 94025
Attention: David Lee
Tel: (1-650) 245-3251
Facsimile: (1-650) 233-8386

If to the Trustee:	The Bank of New York
101 Barclay Street, 21 West
New York, NY 10286
Attention: Global Trust Services
Facsimile: (1-212) 815-5802/03

and to

The Bank of New York
One Temasek Avenue

#02-01 Millenia Tower Singapore 039192 Attention: Global Trust Services Facsimile: (65) 6883-0338

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to a Securityholder shall be mailed by first-class mail to his address as shown on the register kept by the Registrar. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

     If a notice or communication is delivered, mailed or transmitted in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     Section 13.03. Communications by Holders with Other Holders.

     Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

     Section 13.04. Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (1)  an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2)  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 13.05. Statements required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 5.03) shall include:

     (1)  a statement that the Person making such certificate or opinion has read such covenant or condition;

     (2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3)  a statement that, in the opinion of such Person, such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4)  statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

     Section 13.06. Rules by Trustee and Agents.

     The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, Paying Agent, New York Presenting Agent and Conversion Agent may each make reasonable rules and set reasonable requirements for its respective functions.

     Section 13.07. Legal Holidays.

     A “Legal Holiday” is a Saturday, Sunday or a day on which banking institutions in New York, New York not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     Section 13.08. Governing Law; Consent To Jurisdiction and Service Of Process.

     (a)  The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law.

     (b)  The Company hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in The City of New York over any suit, action or proceeding arising out of or relating to this Indenture or the Securities. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives such immunity in respect of its respective obligations hereunder. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and may be enforced in any court to the jurisdiction of which the Company is subject by a suit upon such judgment or in any manner provided by law.

     (c)  The Company irrevocably appoints Corporation Service Company as its authorized agent for service of process and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 1172 Avenue of the Americas, 17th Floor New York, NY 10036, United States of America. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. If for any reason such agent shall cease to be such agent for services of process, the Company shall, with prior written notice to the Trustee, appoint a new agent for service of process in the United States. Nothing in this Indenture or the Securities shall affect the rights to serve process in any other manner permitted by law.

     (d)  The Company hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any suit, action or proceeding (including appeals) arising out of or relating to this Indenture or the Securities, the posting of any bond or the furnishing, directly or indirectly, of any other security. The Company hereby irrevocably waives to the extent permitted by law any immunity to jurisdiction to which it may otherwise be entitled (including, without limitation, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of, or based on, this Indenture, the Securities or the transactions contemplated hereby.

     Section 13.09. No recourse against others.

     A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     Section 13.10. Successors.

     All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     Section 13.11. Counterpart Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 13.12. Severability.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

     Section 13.13. No Security Interest Created.

     Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its Subsidiaries is located.

     Section 13.14. Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto, any paying agent, any authenticating agent, any note registrar and their successors hereunder and the Holders of Securities) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

SINA CORPORATION

By:

Name:
Title:

THE BANK OF NEW YORK

By:

Name:
Title:

EXHIBIT A

FORM OF SECURITY

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND THE ORDINARY SHARES (AND ANY OTHER SECURITIES) ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.](2)

(1)	These paragraphs should be included only if the Security is a Global Security.

[THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE ORDINARY SHARES (AND ANY OTHER SECURITIES) ISSUABLE UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) TO A NON U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF WILL NOT DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.](2)

[THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT TO WHICH THE COMPANY IS A PARTY DATED AS OF JULY 7, 2003 RELATING TO THE SECURITY AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.](2)

(2)	These paragraphs to be included only if the Security is a Transfer Restricted Security.

No.	$[100,000,000]

CUSIP No.	Issue Date:

SINA CORPORATION

Zero Coupon Convertible Subordinated Notes Due July 15, 2023

     SINA Corporation, an exempted company with limited liability incorporated under the laws of the Cayman Islands, for value received, promises to pay to [                    ], or registered assigns, the principal sum of [                    (U.S. $                     ) [or such greater or lesser amount as is indicated on the Schedule of Exchanges of Securities on the reverse of this Security] (3) on July 15, 2023.

(3)	This phrase should be included only if the Security is a Global Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

SINA CORPORATION

Dated:	By:

Name:
Title:

Authenticated:

THE BANK OF NEW YORK, as Trustee

By:

Authorized Signer

(Reverse of Security)
SINA CORPORATION

Zero Coupon Convertible Subordinated Notes Due July 15, 2023

SINA CORPORATION (the “Company”), an exempted company with limited liability incorporated under the laws of the Cayman Islands.

1.	METHOD OF PAYMENT

SINA CORPORATION, (the “Company”), an exempted company with limited liability incorporated under the laws of the Cayman Islands will pay principal and interest, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Holders must surrender Securities to a Paying Agent to collect principal payments.

2.	RANKING

This Security is a subordinated unsecured obligation of SINA and ranks pari passu in right of payment with all existing and future subordinated indebtedness of SINA.

3.	PAYING AGENT, REGISTRAR, CONVERSION AGENT

Initially, The Bank of New York (the “Trustee”) will act as Paying Agent, Registrar, Transfer Agent and Conversion Agent. The Company may change any Paying Agent, Registrar, Transfer Agent, Conversion Agent or Co-Registrar by giving notice to the Trustee. The Company may act as Paying Agent, Registrar, Transfer Agent, Conversion Agent or Co-Registrar.

4.	INDENTURE

The Company issued this Security as one of a duly authorized issue of Notes of the Company designated as its Zero Coupon Convertible Subordinated Notes Due July 15, 2023 (the “Securities”) under an Indenture dated as of July 7, 2003 (the “Indenture”), between the Company and the Trustee. The terms of the Securities are qualified in their entirety by those stated in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of such terms. Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. The Securities are general subordinated unsecured obligations of the Company limited to $100,000,000 in aggregate principal amount.

5.	OPTIONAL REDEMPTION

The Securities may not be redeemed prior to July 15, 2012, and are redeemable, subject to the subordination provisions described below, on such date and thereafter at the option of the Company, as a whole at any time, or in part from time to time, at 100% of the principal amount plus accrued and unpaid interest, if any, up to, but not including, the redemption date.

6.	PURCHASE AT OPTION OF HOLDER

Subject to the terms and conditions of the Indenture, the Company shall purchase, at the option of the Holder, all or any portion of the Securities held by such Holder, in any integral multiple of $1,000, on July 15 annually from 2007 to 2013 and on July 15, 2018 (each, a “Purchase Date”) at a purchase price per Security equal to 100% of the aggregate principal amount of the Security (the “Purchase Price”), together with accrued and unpaid interest, if any, up to but not including the Purchase Date upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If a Change of Control (as defined below) occurs, each Holder of Securities shall have the right, at the Holder’s option, to require the Company to repurchase all of such Holder’s Securities, or any portion thereof that is an integral multiple of $1,000, on the date (the “Change of Control Purchase Date”) selected by the Company that is not less than 10 nor more than 30 days after the Final Surrender Date (as defined below), at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (the “Change of Control Purchase Price”).

Unless the Company shall have theretofore called for redemption all the outstanding Securities, on or before the 30th day after the occurrence of a Change of Control, the Company shall mail or cause the Trustee to mail to all Holders of record of the Securities a notice (the “Company Notice”) describing, among other things, the occurrence of such Change of Control and of the repurchase right arising as a result thereof as well as the Final Surrender Date and the Repurchase Date. The Company must deliver a copy of the Company Notice to the Trustee and cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York which newspaper shall be The Wall Street Journal. To exercise the repurchase right, a Holder of Securities must surrender, on or before the date which, subject to any contrary requirements of applicable law, is 60 days after the date of mailing of the Company Notice (the “Final Surrender Date”) the Securities with respect to which the right is being exercised, which, in the case of definitive Securities, must be duly endorsed for transfer to the Company.

The term “Change of Control” shall mean a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), becoming the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act) of Voting Shares (as defined below) of the Company entitled to exercise more than 50% of the total voting power of all outstanding Voting Shares of the Company (including any right to acquire Voting Shares that are not then outstanding of which such person or group is deemed the beneficial owner).

The term “Voting Shares” shall mean all outstanding shares of any class or series (however designated) of Capital Stock entitled to vote generally in the election of members of the Board of Directors.

7.	NOTICE OF REDEMPTION

Notice of redemption pursuant to paragraph 5 must be mailed at least 20 days, but not more than 60 days, before the redemption date to each Holder of Securities to be redeemed at his address as shown on the register kept by the Registrar, and to beneficial owners as required by applicable law. Securities in denominations larger than $1,000 may be redeemed in part, but only in integral multiples of $1,000. On and after the redemption date, interest shall cease to accrue on Securities or any portion of them called for redemption; provided that funds in the requisite amount are paid or made available for payment on that date.

8.	CONVERSION

Subject to the terms of the Indenture, Holders may surrender Securities for conversion into shares of Ordinary Shares at any time on or prior to July 15, 2023 at the Conversion Price then in effect. The conversion right with respect to the Security or the portion of the Security being redeemed will expire: (i) on the date that is two Business Days immediately preceding the redemption date or the Purchase Date (provided, that the Holder has not withdrawn the Purchase Notice), as the case may be, or (ii) if the Holder has elected to participate in a repurchase upon a Change of Control, at 5:00 p.m. New York time on the business day before the Change of Control Purchase Date unless, in any case, the Company defaults in making the payment due upon such redemption or repurchase date (in which case the conversion right will terminate at the close of business on the date such default is cured). The number of shares issuable upon conversion of a Security is determined by dividing the principal amount to be converted by the Conversion Price in effect on the Conversion Date, and rounding the result to the nearest 1/l00th of a share, with 500/1,000 of a share to be rounded up. Upon conversion, no payment or adjustment for accrued interest on a converted Security (other than the payment of accrued interest to the Holder of a Security pursuant to paragraph 1 hereof) or for dividends or distributions on the Ordinary Shares will be made. The Company will deliver cash for the value of such fractional shares rounded to the nearest cent with 0.5 cents to be rounded up based on the current market price of the Ordinary Shares.

A Security in respect of which a Holder has delivered a Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Price is $25.79 per share of Ordinary Shares, subject to adjustment in certain events described in the Indenture. The initial Conversion Price is equivalent to a conversion rate of approximately 38.7692 Ordinary Shares per $1,000 principal amount of Securities, and is subject to adjustment as described in the Indenture.

Holders may only surrender their Securities for conversion if any of the following conditions is satisfied:

•	During the period from issuance to July 15, 2022, if the Sale Price of the Ordinary Shares for each of any five consecutive Trading Days in the immediately preceding fiscal quarter is more than 115% of the Conversion Price per Ordinary Share;

•	During the period from July 15, 2022 to July 15, 2023, if the Sale Price of the Ordinary Shares on the previous Trading Day is more than 115% of the Conversion Price per Ordinary Share;

•	If the Company has called the Securities for redemption;

•	If the average of the Trading Prices of the Securities for any five consecutive Trading Day period is less than 100% of the average of the Conversion Values of the Securities during that period; provided, however, that no Securities may be converted based on the satisfaction of this condition during the six month period immediately preceding each specified date on which Holders may require the Company to repurchase their Securities (for example, with respect to the July 15, 2007 put date, the Securities may not be converted from January 15, 2007 to July 15, 2007) if on any day during such five consecutive Trading Day period, the Sale Price of the Ordinary Shares is between the Conversion Price and 115% of the Conversion Price; or

•	If the Company makes certain significant distributions to the Holders of the Company’s Ordinary Shares or the Company enters into specified corporate transactions.

No adjustment in the Conversion Price will be required unless such adjustment would require a change of at least 1% in the Conversion Price then in effect; provided that any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. The Company from time to time may voluntarily reduce the Conversion Price for a period of at least 20 days.

To convert a Security, a Holder must:

(1)	complete and sign the conversion notice (the “Conversion Notice”) on the reverse of the Security indicating, inter alia, the condition upon which the conversion is based,

(2)	surrender the Security to the Conversion Agent,

(3)	furnish the appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and

(4)	pay any tax or duty which may be payable in respect of any transfer involving the issue or delivery of Ordinary Shares in the name of a Person other than the Holder thereof.

In the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures. A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

If the Company is a party to a consolidation or merger, or a transfer or a lease of all or substantially all of its assets or a merger which reclassifies or changes its outstanding Ordinary Shares, the right to convert a Security into Ordinary Shares may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

9.	DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10.	AMENDMENT, SUPPLEMENT, WAIVER

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, with the consent of the Company and the Holders of a majority in aggregate principal amount of the Securities at the time outstanding, and any existing default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. Without the consent of any Securityholder, the Indenture or the Securities may be amended, inter alia, to cure any ambiguity, defect or inconsistency, to provide for assumption of Company obligations to Securityholders in the case of a merger or acquisition, or to make any change that does not materially adversely affect the rights of any Securityholder.

11.	DEFAULTS AND REMEDIES

The following are Events of Default under the Indenture:

(1)	a default in the payment of principal of any Security or of the Redemption Price, Purchase Price or Repurchase Price in respect of any Security when due, whether or not such payment is prohibited by the subordination provisions of the Indenture,

(2)	a default in the payment of interest, if any, on any Security which continues for 30 days or more after such payment is due, whether or not such payment is prohibited by the subordination provisions of the Indenture,

(3)	a default in the performance of any other of the Company’s covenants or agreements in the Indenture that continues for 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of outstanding Securities,

(4)	failure by the Company to make any payment when due, including any applicable grace period, in respect of its indebtedness for borrowed money, which payment is in an amount in excess of $15 million,

(5)	default by the Company, its subsidiaries or its Associated Operating Companies with respect to an of its indebtedness for borrowed money, which default results in acceleration of any such indebtedness that is an amount in excess of $15 million, and

(6)	certain events relating to bankruptcy, insolvency or reorganization.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding may declare the principal of, and accrued interest, if any, on all the Securities to be due and payable immediately. If the Event of Default relates to bankruptcy, insolvency, or reorganization, the Securities shall become due and payable immediately upon the occurrence of such Events of Default, subject to applicable law.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity and security satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or premium, if any, or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

12.	TRUSTEE DEALINGS WITH COMPANY

The Trustee and any agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee or agent.

13.	NO RECOURSE AGAINST OTHERS

A director, officer, employee or stockholder, as such, of the Company shall have no liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

14.	AUTHENTICATION

This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent on the face hereof.

15.	ABBREVIATIONS

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as but not limited to: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16.	CUSIP NUMBERS

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption.

17.	GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

The laws of the State of New York shall govern the Indenture and the Securities without giving effect to such state’s conflicts of law principles. The Company has irrevocably and unconditionally submited to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in The City of New York over any suit, action or proceeding arising out of or relating to the Indenture or the Securities. The Company has irrevocably appointed Corporation Service Company as its authorized agent for service of process and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent at 1172 Avenue of the Americas, 17th Floor New York, NY 10036, United States of America.

THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. IT ALSO WILL FURNISH THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: SINA CORPORATION, 2988 CAMPUS DRIVE, SUITE 100, SAN MATEO, CALIFORNIA, 94403, USA, ATTENTION: EDWARD WU, TEL: (1-650) 638-9228, FAX NO: (1-650) 638-9268

CONVERSION NOTICE

To: SINA Corporation

     The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of SINA Corporation Ordinary Shares in accordance with the terms of the Indenture referred to in this Security, and directs that the Ordinary Shares issuable and/or deliverable upon conversion, together with any payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and/or delivered to the registered Holder hereof unless a different name has been indicated below. If Ordinary Shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

     To convert this Security into SINA Corporation Ordinary Shares of the Company, check the box: ☐.

     Indicate the condition on which your conversion is based:

☐	Conversion Upon Satisfaction of Market Price Condition: Section 11.01(a) of the Indenture

☐	Conversion Upon Notice of Redemption: Section 11.01(b) of the Indenture

☐	Conversion Upon Trading Price of Notes Falling Below a Percentage of the Trading Value of the Notes: Section 11.01(c) of the Indenture

☐	Conversion Upon Specified Corporation Transactions: Section 11.01(d) of the Indenture

     To convert only part of this Security, state the amount (must be $1,000 or any whole multiple thereof): $          .

     If you want the stock certificate made out in another Person’s name, fill in the form below:

(Insert other Person’s social security or tax identification number)

(Print or type other Person’s name, address and zip code)

Date:	Your signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guaranteed:

ASSIGNMENT FORM

     To assign this Security or, in the event of conversion, shares of SINA Corporation Ordinary Shares, fill in the form below:

     I or we assign and transfer this Security or,           shares of SINA Corporation Ordinary Shares, to

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint	agent to transfer

this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:

(Sign exactly as your name appears on the face of this Security)

Signature Guaranteed:

SCHEDULE OF EXCHANGES OF SECURITIES(4)

     The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:

Principal Amount of
this Global Security
Following Such		Amount of Decrease
Decrease Date of	Authorized Signatory	in Principal Amount	Amount of Increase in
Exchange (or	of Securities	of this Global	Principal Amount of
Increase)	Custodian	Security	this Global Security

(4)	This schedule should be included only if the Security is a Global Security.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OR
TRANSFER OF TRANSFER RESTRICTED SECURITIES(5)

Re:	Zero Coupon Convertible Subordinated Notes due July 15, 2023 (the “Securities”) of SINA Corporation.

     This certificate relates to $                principal amount of Securities owned in (check applicable box)

     ☐ book-entry or ☐ definitive form by                 (the “Transferor”).

     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Securities.

     In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 2 of the Indenture dated as of July 7, 2003 between SINA Corporation and The Bank of New York (the “Indenture”), and the transfer of such Security is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (check applicable box) or the transfer or exchange, as the case may be, of such Security does not require registration under the Securities Act because (check applicable box):

☐	Such Security is being transferred pursuant to an effective registration statement under the Securities Act.

☐	Such Security is being acquired for the Transferor’s own account, without transfer.

☐	Such Security is being transferred to the Company or a Subsidiary (as defined in the Indenture)

☐	Such Security is being transferred to a person the Transferor reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A or any successor provision thereto (“Rule 144A”) under the Securities Act) that is purchasing for its own account or for the account of a “qualified institutional buyer”, in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

☐	Such Security is being transferred to a non-U.S. person in an offshore transaction in accordance with Rule 903 and Rule 904 under the Securities Act.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) (“Rule 144”) under the Securities Act.

☐	Such Security is being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Security will, upon such transfer, cease to be a “restricted security” within the meaning of Rule 144 under the Securities Act.

     The Transferor acknowledges and agrees that, if the transferee will hold any such Securities in the form of beneficial interests in a global Security which is a “restricted security” within the meaning of Rule 144 under the Securities Act, then such transfer can only be made (a) pursuant to Rule 144A under the Securities Act and such transferee must be a “qualified institutional buyer” (as defined in Rule 144A) or (b) to a non-U.S. person in an offshore transaction in accordance with Rule 903 and Rule 904 under the Securities Act.

Date:

(Insert Name of Transferor)

(5)	This certificate should only be included if this Security is a Transfer Restricted Security.